UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 15, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                             ISG Resources, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Utah                                                87-0619697
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)

                      136 East South Temple, Suite 1300
                           Salt Lake City, Utah 84111
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 236-9700
               ---------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from such expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date hereof.

Item 2. Probable Acquisition of Industrial Services Group, Inc.

As described in Exhibit 99, attached hereto, Industrial Services Group, Inc., the parent of ISG Resources, Inc. has signed a definitive agreement to be acquired by Headwaters, Inc. Under the terms of the agreement, Headwaters has agreed to issue two million shares of Headwaters common stock and to pay $31 million in cash. In addition, Headwaters will assume approximately $181 million of indebtedness of ISG and ISG Resources. All of ISG's stockholders approved the acquisition at the time the definitive agreement was executed. The ISG stockholders will have certain registration rights with respect to resales of the shares of Headwaters common stock to be issued to them.

The definitive agreement provides for standard conditions to closing, including consummation of the proposed bank financing. Headwaters has obtained a commitment for a bank credit facility in the amount of $245 million. The terms of the commitment provide for a five year term loan in the amount of $220 million to be used to fund the ISG acquisition and a $25 million revolving line of credit that will not be drawn at closing but will be available for general corporate purposes. As much as $181 million of the bank credit facility will be used to repay existing higher interest debt of ISG, including up to $100 million of ISG Resources, Inc. 10% Senior Notes due 2008. ISG has agreed to commence a tender offer and consent solicitation for its 10% Senior Notes at a price of 101% of par, plus accrued interest, and has obtained a commitment from holders of more than 50% of the Senior Notes to participate in the tender offer and consent solicitation.

Headwaters intends to file pursuant to Form 10-K/A its amended annual report to provide for the filing of the re-audit of the Company's financial statements for the fiscal years ended September 30, 2000 and 2001. PricewaterhouseCoopers LLP advised Headwaters that it has completed its re-audit of Headwaters' fiscal 2000 and fiscal 2001 financial statements subject to its required communications with the Company's prior outside auditors, Arthur Andersen LLP.

Item 7. Financial Statements and Exhibits

         (a) The following consolidated financial statements of Industrial Services Group, Inc. and Subsidiaries are included herein:

                  Audited Financial Statements:
                  Report of Independent Auditors
                  Consolidated Balance Sheets as of December 31, 2001 and 2000 Consolidated Statements of Operations for the Years Ended
                    December 31, 2001, 2000 and 1999
                  Consolidated Statements of Comprehensive Loss for the Years
                    Ended December 31, 2001, 2000 and 1999

                  Consolidated Statements of Shareholders' Equity (Deficit) for
                    the Years Ended December 31, 2001, 2000 and 1999
                  Consolidated Statements of Cash Flows for the Years Ended
                    December 31, 2001, 2000 and 1999
                  Notes to Consolidated Financial Statements

                  Unaudited Financial Statements:
                  Condensed Consolidated Balance Sheets as of March 31, 2002 and
                    December 31, 2001
                  Condensed Consolidated Statements of Operations for the Three
                    Months Ended March 31, 2002 and 2001
                  Condensed Consolidated Statements of Comprehensive Loss for
                    the Three Months Ended March 31, 2002 and 2001
                  Condensed Consolidated Statements of Cash Flows for the Three
                    Months Ended March 31, 2002 and 2001
                  Notes to Condensed Consolidated Financial Statements

                  Note: Industrial Services Group, Inc. is not an SEC registrant. ISG Resources, Inc., a wholly-owned subsidiary of Industrial Services Group, Inc., has been and is an SEC registrant. As such, ISG Resources, Inc. has made various filings in accordance with the rules and regulations of the SEC. The consolidated financial statements of Industrial Services Group, Inc. included in this Form 8-K include ISG Resources, Inc., but are not comparable to the consolidated financial statements of ISG Resources, Inc. included in previous SEC filings.

         (b) The following unaudited pro forma financial information for Headwaters Incorporated is included herein:

                  Introduction to Pro Forma Financial Information
                  Pro Forma Condensed Combined Balance Sheet as of
                    March 31, 2002
                  Pro Forma Condensed Combined Statement of Income for the Year
                    Ended September 30, 2001
                  Pro Forma Condensed Combined Statement of Income for the Six
                    Months Ended March 31, 2002
                  Notes to Pro Forma Condensed Combined Financial Information

         (c)      The following exhibits are included herein:

                  10.75 Agreement and Plan of Merger between Headwaters and Industrial Services Group, Inc. dated July 15, 2002

                  10.75.1 Form of Registration Rights Agreement between Headwaters and the Stockholders of Industrial Services Group, to be dated as of Closing

                  99 Press release announcing signing of a definitive agreement with Industrial Services Group, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                ISG Resources, Inc.
                                                -----------------------------
                                                Registrant


Date: July 17, 2002                             /s/ R Steve Creamer
                                                ------------------------------
                                                R Steve Creamer
                                                Chairman and Chief Executive
                                                Officer

CONSOLIDATED FINANCIAL STATEMENTS
Industrial Services Group, Inc. and Subsidiaries
Years Ended December 31, 2001 and 2000 and for Each of the
Three Years in the Period Ended December 31, 2001 with Report of Independent Auditors

                Industrial Services Group, Inc. and Subsidiaries

                        Consolidated Financial Statements

                   Years Ended December 31, 2001 and 2000 and for Each of the Three Years in the Period Ended December 31, 2001




                                    Contents

Report of Independent Auditors ............................................F-1


Audited Consolidated Financial Statements

Consolidated Balance Sheets ...............................................F-2
Consolidated Statements of Operations .....................................F-4
Consolidated Statements of Comprehensive Loss..............................F-5
Consolidated Statements of Shareholder's Equity (Deficit)..................F-6
Consolidated Statements of Cash Flows .....................................F-7
Notes to Consolidated Financial Statements ................................F-8

                         Report of Independent Auditors

The Board of Directors
Industrial Services Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Industrial Services Group, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of operations, comprehensive loss, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Industrial Services Group, Inc. and Subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young
Ernst & Young, LLP
Salt Lake City, Utah
June 11, 2002

                Industrial Services Group, Inc. and Subsidiaries
                           Consolidated Balance Sheets


                                                                            December 31
                                                                    2001                    2000
                                                               -----------------       ----------------
Assets

Current assets:
  Cash and cash equivalents                                    $      17,724,156       $      6,986,725
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
      $440,000 in 2001 and $501,000 in 2000                           25,302,639             24,321,302
    Retainage receivable                                                 257,989                146,000
    Income taxes receivable                                              720,234              3,136,571
    Other receivables                                                    692,828                686,684
  Deferred tax assets                                                    630,178                851,325
  Inventories                                                          8,528,976              6,663,633
  Other current assets                                                 1,604,691              1,057,890
                                                               -----------------       ----------------
Total current assets                                                  55,461,691             43,850,130

Property, plant and equipment:
  Land and improvements                                                6,167,877              4,536,470
  Buildings and improvements                                          10,718,413              8,795,437
  Vehicles and other operating equipment                              36,973,546             32,299,254
  Furniture, fixtures and office equipment                             1,269,968              1,238,316
                                                               -----------------       ----------------
                                                                      55,129,804             46,869,477
  Accumulated depreciation                                           (18,126,675)           (12,777,609)
                                                               -----------------       ----------------
                                                                      37,003,129             34,091,868
  Construction in progress                                             1,115,423              3,668,688
                                                               -----------------       ----------------
                                                                      38,118,552             37,760,556

Other assets:
  Intangible assets, net                                             157,177,699            167,076,486
  Debt issuance costs, net                                             3,855,350              4,743,348
  Other assets                                                            93,706                 62,313
                                                               -----------------       ----------------
Total assets                                                   $     254,706,998       $    253,492,833
                                                               =================       ================

                                                      F-2

                        Industrial Services Group, Inc. and Subsidiaries
                                   Consolidated Balance Sheets


                                                                            December 31
                                                                    2001                    2000
                                                               -----------------       ----------------
Liabilities and shareholders' deficit
 Current liabilities:
   Accounts payable                                            $      14,287,253       $     10,704,637
   Accrued expenses:
     Payroll                                                           2,775,553              2,406,172
     Interest                                                          3,570,486              3,873,984
     Other                                                             1,924,450              1,826,232
   Other current liabilities                                           1,951,850                996,153
                                                               -----------------       ----------------
Total current liabilities                                             24,509,592             19,807,178

Long-term debt                                                       164,643,900            165,000,000
Deferred tax liabilities                                              35,726,641             37,702,524
CMP note payable                                                      13,676,310             11,100,000
Debt discount                                                         (1,966,086)            (3,062,196)
Laidlaw note payable                                                  24,807,465             22,716,939
Other liabilities                                                        766,004              1,482,848
                                                               -----------------       ----------------
    Total liabilities                                                262,163,826            254,747,293

Series A redeemable preferred stock, 35,050 shares                     6,204,559              5,419,290
   authorized, issued and outstanding at December 31, 2001
   and 2000, respectively
Series B redeemable preferred stock, 35,000 shares                     6,195,708              5,411,559
   authorized, issued and outstanding at December 31, 2001
   and 2000, respectively

Shareholders' deficit:
   Class A common stock, $.01 par value; 500,000 shares
     authorized, 495,000 issued and outstanding                            4,950                  4,950
   Class B common stock, $.01 par value; 500,000 shares
     authorized, none issued and outstanding
                                                                               -                      -
   Additional paid in capital in excess of par value of
     common stock                                                      4,304,320              4,304,320
   Cumulative foreign currency translation adjustment
                                                                         (55,636)               (29,904)
   Retained deficit                                                  (24,110,729)           (16,364,675)
                                                               -----------------       ----------------
Total shareholders' deficit                                          (19,857,095)           (12,085,309)
                                                               -----------------       ----------------
Total liabilities and shareholders' deficit                    $     254,706,998       $    253,492,833
                                                               =================       ================

See accompanying notes.

                                                   F-3

                        Industrial Services Group, Inc. and Subsidiaries
                              Consolidated Statements of Operations


                                                                        Year Ended December 31
                                                             2001                 2000                1999
                                                          -------------        -------------       -------------
 Revenues:
    Product revenues                                      $ 184,160,729        $ 146,818,172       $ 120,319,575
    Service revenues                                         32,070,030           34,083,689          35,885,697
                                                          -------------        -------------       -------------
                                                            216,230,759          180,901,861         156,205,272
 Costs and expenses:
    Cost of products sold, excluding depreciation
                                                            135,810,469          108,368,626          83,442,725
    Cost of services sold, excluding depreciation
                                                             22,417,139           24,723,948          25,221,695
    Depreciation and amortization                            15,809,569           14,954,431          13,091,131
    Unsuccessful acquisition costs                                    -            1,525,386                   -
    Selling, general and administrative expenses
                                                             25,019,279           26,326,402          18,962,157
    New product development                                   2,308,010            2,331,510           2,166,218
                                                          -------------        -------------       -------------
                                                            201,364,466          178,230,303         142,883,926
                                                          -------------        -------------       -------------
 Operating income                                            14,866,293            2,671,558          13,321,346

 Interest income                                                455,265              172,708              44,100
 Interest expense                                           (22,947,624)         (20,161,570)        (15,184,534)
 Miscellaneous income, net                                       20,895              211,420             311,675
                                                          -------------        -------------       -------------
 Loss before income tax benefit                              (7,605,171)         (17,105,884)         (1,507,413)
 Income tax benefit                                          (1,428,535)          (4,701,696)            (55,106)
                                                          -------------        -------------       -------------
 Net loss                                                 $  (6,176,636)       $ (12,404,188)      $  (1,452,307)
 Preferred dividends                                         (1,569,418)          (1,370,740)         (1,197,281)
                                                          -------------        -------------       -------------
 Net loss attributable to common
     shareholders                                         $  (7,746,054)       $ (13,774,928)      $  (2,649,588)
                                                          -------------        -------------       -------------
 Basic and diluted net loss per share                     $      (15.65)       $      (27.83)      $       (5.35)
                                                          -------------        -------------       -------------
 Weighted average number of shares used in
     calculating basic and diluted net loss per
     share                                                      495,000              495,000             495,000
                                                          -------------        -------------       -------------

See accompanying notes.

                                                              F-4

                                Industrial Services Group, Inc. and Subsidiaries
                                  Consolidated Statements of Comprehensive Loss


                                                                       Year ended December 31
                                                               2001                 2000              1999
                                                           -------------       -------------      -------------
 Net loss                                                  $  (6,176,636)      $ (12,404,188)     $  (1,452,307)
 Other comprehensive loss, net of tax:
    Foreign currency translation adjustment                      (25,732)            (29,904)                 -
                                                           -------------       -------------      -------------
 Comprehensive loss                                        $  (6,202,368)      $ (12,434,092)     $  (1,452,307)
                                                           =============       =============      =============

See accompanying notes.

                                                               F-5

                                 Industrial Services Group, Inc. and Subsidiaries
                             Consolidated Statements of Shareholders' Equity (Deficit)



                                                                                       Cumulative
                                                                                        Foreign
                                                Shares                   Additional    Currency        Retained          Total
                                              Of Common      Common       Paid-In     Translation      (Deficit)      Shareholders'
                                                Stock        Stock        Capital      Adjustment       Earnings    Equity (Deficit)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 1998                   495,000     $   4,950     $ 490,100    $       -     $     59,841    $      554,891
   Net loss                                          -             -             -            -       (1,452,307)       (1,452,307)
   Accretion of dividends on Series A
     and Series B redeemable preferred
     stock                                           -             -             -            -       (1,197,281)       (1,197,281)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 1999                   495,000         4,950       490,100            -       (2,589,747)       (2,094,697)
   Foreign currency translation adjustment           -             -             -      (29,904)               -           (29,904)
   CMP warrant valuation                             -             -     3,814,220            -                -         3,814,220
   Net loss                                          -             -             -            -      (12,404,188)      (12,404,188)
   Accretion of dividends on Series A
     and Series B redeemable preferred
     stock                                           -             -             -            -       (1,370,740)       (1,370,740)
                                            ----------------------------------------------------------------------------------------
Balance at December 31, 2000                   495,000         4,950     4,304,320      (29,904)     (16,364,675)      (12,085,309)
   Foreign currency translation adjustment           -             -             -      (25,732)               -           (25,732)
   Net loss                                          -             -             -            -       (6,176,636)       (6,176,636)
                                            ----------------------------------------------------------------------------------------
   Accretion of dividends on Series A
     and Series B redeemable preferred
     stock                                           -             -             -            -       (1,569,418)       (1,569,418)

Balance at December 31, 2001                   495,000     $   4,950   $ 4,304,320    $ (55,636)    $(24,110,729)     $(19,857,095)
                                            ========================================================================================

See accompanying notes.

                                                                          F-6

                         Industrial Service Group, Inc. and Subsidiaries
                              Consolidated Statements of Cash Flows

                                                                    Year ended December 31
                                                            2001              2000              1999
                                                       --------------    --------------    -------------
 Operating activities
 Net loss                                              $   (6,176,636)   $  (12,404,188)   $  (1,452,307)
 Adjustments to reconcile net loss to net cash
   provided by operating activities:
     Depreciation and amortization                         15,809,569        14,954,431       13,091,131
     Amortization of debt issuance costs                      988,451           867,270          702,032
     Amortization of debt discount                          1,096,110           752,024                -
     Noncash interest expense                               4,832,341         3,569,043        1,792,590
     Deferred income taxes                                 (1,754,736)       (1,897,729)      (2,229,539)
     Loss on sale of assets                                   575,122            69,298           24,168
     Gain on sale of subsidiary                                     -                 -         (333,749)
     Changes in operating assets and liabilities:
       Receivables                                         (1,099,470)          290,482       (2,755,382)
       Inventories                                         (1,865,343)         (732,216)      (1,733,832)
       Other current and non-current assets                  (578,194)          832,073         (879,189)
       Accounts payable                                     3,582,616          (427,303)       4,485,877
       Income taxes                                         2,416,337        (4,010,646)       1,198,871
       Accrued expenses                                        (1,404)        1,296,436         (929,504)
       Other current and non-current liabilities             (561,147)         (875,141)        (776,804)
                                                       --------------    --------------    -------------
 Net cash provided by operating activities                 17,263,616         2,283,834       10,204,363

 Investing activities
 Purchase of businesses, net of cash acquired                       -       (27,130,514)     (24,866,989)
 Proceeds from sale of subsidiary                                   -                 -          750,000
 Additions to intangible assets                                     -        (1,275,703)        (877,349)
 Purchases of property, plant and equipment                (6,421,602)       (8,185,589)      (8,790,870)
 Proceeds from sales of property, plant and
   equipment                                                  677,702           609,210          415,994
                                                       --------------    --------------    -------------
 Net cash used in investing activities                     (5,743,900)      (35,982,596)     (33,369,214)

 Financing activities
 Proceeds from long-term debt                                       -       178,500,000      127,000,000
 Payments on other liabilities                               (300,000)                -                -
 Payments on long-term debt                                  (356,100)     (137,000,000)    (103,500,000)
 Debt issuance costs                                         (100,453)         (784,609)        (335,149)
                                                       --------------    --------------    -------------
 Net cash (used in) provided by financing activities         (756,553)       40,715,391       23,164,851
 Effect of exchange rate changes on cash and cash
   equivalents                                                (25,732)          (29,904)               -
                                                       --------------    --------------    -------------
 Net increase in cash and cash equivalents                 10,737,431         6,986,725                -
 Cash and cash equivalents at beginning of period           6,986,725                 -                -
                                                       --------------    --------------    -------------
 Cash and cash equivalents at end of period            $   17,724,156    $    6,986,725    $           -
                                                       ==============    ==============    =============

 Cash paid for interest                                $   16,449,462    $   14,293,589    $  12,605,495
                                                       ==============    ==============    =============

 Cash paid for income taxes                            $      408,856    $    1,276,277    $     902,123
                                                       ==============    ==============    =============

See accompanying notes.

                                                  F-7

                Industrial Services Group, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements


1.  Basis of Presentation

Industrial Quality Services, Inc. was formed in September 1997 by Citicorp Venture Capital, Ltd. ("CVC") and certain members of the management team of JTM Industries, Inc. ("JTM") to acquire the stock of JTM from Laidlaw Transportation, Inc. Pursuant to the acquisition, Industrial Quality Services acquired the stock of JTM on October 14, 1997 and JTM became a wholly owned subsidiary of Industrial Quality Services. In January, 1998, Industrial Quality Services changed its name to Industrial Services Group, Inc. ("the Company"). In 1998, JTM acquired the stock of Pozzolanic Resources, Inc. ("Pozzolanic"), Power Plant Aggregates of Iowa, Inc. ("PPA"), Michigan Ash Sales Company, d.b.a. U. S. Ash Company, together with two affiliated companies, U.S. Stabilization, Inc. and Flo Fil Company, Inc., (collectively, "U.S. Ash"), and Fly Ash Products, Inc. ("Fly Ash Products") (collectively, the "1998 Acquisitions"). Effective January 1, 1999, JTM, Pozzolanic, PPA, U.S. Ash, Fly Ash Products and their wholly owned subsidiaries merged with and into ISG Resources ("ISG Resources"), a newly formed entity (the "Merger"). Pneumatic Trucking, Inc., a wholly owned subsidiary of Michigan Ash Sales Company, was not merged into ISG Resources. Consequently, Pneumatic became a wholly owned subsidiary of the ISG Resources.

In 1999, ISG Resources acquired the stock of Best Masonry & Tool Supply ("Best"), Mineral Specialties, Inc. ("Specialties"), Irvine Fly Ash, Inc. ("Irvine"), Lewis W. Osborne, Inc. ("Osborne"), United Terrazzo Supply Co., Inc. ("Terrazzo"), and Magna Wall, Inc. ("Magna Wall") and sold all of the outstanding stock of Pneumatic.

In 2000, ISG Canada Limited, Inc. ("ISG Canada") was formed and became a wholly-owned foreign subsidiary of ISG Resources, with fly ash operations beginning in the second half of 2000. During 2000, ISG Resources acquired all of the partnership interest of Don's Building Supply L.L.P. ("Don's), acquired the stock of Palestine Concrete Tile Company, Inc. and acquired certain fixed and intangible assets from Hanson Aggregates West, Inc. ("Hanson").

Each of the above acquisitions was accounted for under the purchase method of accounting and, accordingly the results of operations of each acquired company are included in the consolidated financial statements since the respective date of acquisition.

The purchase prices of the above acquisitions were allocated based on estimated fair values of assets and liabilities at the respective dates of acquisition.
Goodwill resulting from the difference between the purchase prices plus acquisition costs and the fair value of the net assets of the companies acquired in 1999 totaled approximately $20,073,000. Goodwill resulting from the difference between the purchase prices plus acquisition costs

                Industrial Services Group, Inc. and Subsidiaries

1. Basis of Presentation (continued)

and the fair value of the net assets of the companies acquired in 2000 totaled approximately $19,297,000. All recorded goodwill is being amortized on a straight-line basis over 20 to 25 years.

The following pro forma combined financial information for the year ended December 31, 2000 reflects operations as if all of the above acquisitions and the related financing transactions had occurred as of January 1, 2000. The pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of the Company's results of operations as of the date hereof, and is not necessarily indicative of what the Company's actual results would have been had the acquisitions and the financing transactions been consummated on such date.

                         Revenues             $ 196,468,000
                         Net loss             $ (11,563,000)

2. Description of Business and Summary of Significant Accounting Policies

Description of Business

The Company  operates two principal lines of business:  coal combustion  product
(CCP) management and building materials manufacturing and distribution. The CCP division purchases, removes and sells fly ash and other by-products of coal combustion to producers and consumers of building materials and construction related products throughout the United States. The manufacturing products division manufactures and distributes masonry construction materials to residential and commercial contractors primarily located in Texas, California, Georgia and Florida.

Principles of Consolidation

These financial statements reflect the consolidated financial position and results of operations of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to the prior years' amounts to conform to the current year presentation.

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, bank deposits, and highly liquid financial instruments purchased with original maturities of three months or less.

Foreign Currency Translation

The results of operations for ISG Resources' foreign subsidiary, ISG Canada, are translated into U.S dollars using average exchange rates during each period; assets and liabilities are translated using exchange rates at the end of each period. Translation gains and losses are reported as a component of other comprehensive income in the Company's consolidated statements of comprehensive income.

Revenue Recognition

Revenue from the sale of products is recognized primarily upon passage of title to the customer, which generally coincides with physical delivery and acceptance. CCP product revenues generally include transportation charges associated with delivering the material.

Service revenues include revenues earned under long-term contracts to dispose of residual materials created by coal-fired power generation and revenues earned in conjunction with certain construction-related projects, which are incidental to the primary business. Typical long-term disposal contracts are from five to fifteen years, with most contracts being renewed upon expiration. Service revenues under the long-term contracts are recognized concurrent with the removal of the material and are typically based on the number of tons of material removed at an established price per ton. The construction-related projects are generally billed on a time and materials basis; therefore, the revenues and costs are recognized when the time is incurred and the materials are used.

Cost of CCP products sold are primarily amounts paid to the utility companies to purchase product together with storage and transportation costs of delivering the product to the customer. Cost of services sold includes landfill fees and transportation charges to deliver the product to the landfill. Overhead charges incurred by a facility which generates both product and service revenues are allocated to cost of products sold and cost of services sold based on the percentage of revenue.

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk

Concentrations of credit risk in accounts receivable are limited due to the large number of customers comprising the Company's customer base throughout the United States. No single customer provides 10 percent or more of the Company's revenue. The Company performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. Historically, the Company has not had significant uncollectible accounts.

New Product Development

New product development costs consist of scientific research and development and market development expenditures. Expenditures of $2,092,124, $1,837,076 and $1,796,032 for the years ended December 31, 2001, 2000, and 1999, respectively, were made for research and development activities covering basic scientific research and application of scientific advances to the development of new and improved products and processes. Expenditures of $215,886, $494,434, and $370,186 for the years ended December 31, 2001, 2000, and 1999 respectively, were made for market development activities related to promising new and improved products and processes identified during research and development activities. The Company expenses all new product and market development costs when they are incurred.

Inventories

The Company accounts for inventory balances using the lower of cost or market method on a first-in, first-out basis. Inventories consist of the following at December 31:

                                                  2001                2000
                                               ----------          ----------
            Raw materials                      $  958,796          $1,062,436
            Finished goods                      7,570,180           5,601,197
                                               ----------          ----------
                                               $8,528,976          $6,663,633
                                               ==========          ==========

Property, Plant and Equipment

Property, plant and equipment acquired in the acquisitions described above were recorded at estimated fair value at the dates of the respective acquisitions.
Property, plant and equipment acquired subsequent thereto, renewals and betterments are recorded at cost.

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Property, Plant and Equipment (continued)

Maintenance and repairs are expensed as incurred. Upon sale or retirement, the costs and related accumulated depreciation are eliminated from property, plant and equipment and any resulting gain or loss is included in income. Depreciation is provided over the estimated useful lives or lease terms, if less, using the straight-line method as follows:

         Land improvements                                      1 to 20 years
         Buildings and improvements                             3 to 40 years
         Vehicles and other operating equipment                 2 to 12 years
         Furniture, fixtures and office equipment                1 to 7 years

Depreciation expense was approximately $5,930,000, $5,482,000 and $4,996,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Intangible Assets

The cost of acquired companies is allocated first to identifiable assets based on estimated fair values. Costs allocated to identifiable intangible assets are amortized on a straight- line basis over the remaining estimated useful lives of the assets, as determined principally by the underlying terms of the contracts and patents acquired and the underlying characteristics of the assembled workforce acquired. The excess of the purchase price over the fair value of identifiable assets acquired, net of liabilities assumed, is recorded as goodwill and amortized on a straight-line basis over the estimated useful life. The estimated useful life for goodwill is determined based on the individual characteristics of the acquired entity and ranges from 20 years for the Company's building materials acquisitions to 25 years for the Company's fly ash acquisitions.

Intangible assets consist of goodwill, contracts, patents and licenses, and assembled workforce. Amortization expense was approximately $9,880,000, $8,994,000, and $8,095,000 for the years ended December 31, 2001, 2000 and 1999, respectively and is provided over the estimated period of benefit, using the straight-line method as follows:

             Goodwill                                         20 to 25 years
             Contracts                                        10 to 20 years
             Patents and licenses                             13 to 19 years
             Assembled workforce                                     8 years

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Debt Issuance Costs

Debt issuance costs relate to costs incurred with the issuance of the CMP Note, the Senior Subordinated Notes, and the Secured Credit Facility. These costs are being amortized to interest expense over the respective lives of the debt issues on a straight-line basis, which approximates the effective interest method. Amortization expense was approximately $988,000, $867,000 and $702,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Income Taxes

Provisions for federal and state income taxes are calculated based on current tax laws. Deferred taxes are provided to recognize the income tax effect of amounts that are included in different reporting periods for financial statement and tax purposes.

Stock-Based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) defines a fair value-based method of accounting for and measuring compensation expense related to stock-based compensation plans and encourages adoption of the standard. However, the Statement allows entities to continue to measure compensation expense for stock-based plans using the intrinsic value-based method prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees". The Company has elected to continue to account for stock-based compensation plans using the provisions of APB Opinion No. 25. Pro forma footnote disclosure of net income has been made as if the fair value-based method of accounting defined in SFAS 123 had been applied.

Earnings Per Share

Vested and outstanding options to purchase 2,723 and 1,362 shares of Class B Common Stock in 2001 and 2000 were not included in the computation of diluted earnings per share as the effect would be antidilutive because of the net loss attributable to common shareholders recorded in each period. There were no vested options in 1999.

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

Financial instruments included in various categories within the accompanying consolidated balance sheets consist of the following at December 31:

                                                  2001                                 2000
                                   Carrying Value       Fair Value        Carrying Value       Fair Value
                                   ---------------- ------------------- ------------------- -----------------
Short-term assets                     $ 43,977,612      $43,977,612        $ 32,140,711         $32,140,711
Short-term liabilities                  24,510,092       24,510,092          19,807,178          19,807,178
Long-term debt:
  Senior subordinated notes            100,000,000       88,000,000         100,000,000          65,000,000
  Secured credit facility               64,643,900       64,643,900          65,000,000          65,000,000
  Laidlaw note                          25,370,221       15,584,497          23,232,271          12,552,243
  CMP note                              14,303,141       14,303,141          11,608,750          11,608,750
Other liabilities                          400,300          313,365           1,241,769             979,310

The carrying value of short-term assets and liabilities approximate fair value due to the short-term nature of the instruments. The carrying value of the secured credit facility approximates the fair value due to the variable interest rate features of the instrument. The fair value of the senior subordinated notes is based on quoted market prices. The fair value of the Laidlaw note is determined using the stated interest rate of the CMP note as this is deemed to be the Company's estimated incremental borrowing rate. The carrying value and the fair value include accrued interest as of December 31, 2001 and 2000. Because the rate on the CMP note is deemed to be the Company's estimated incremental borrowing rate, the carrying value of the CMP note approximates its fair value. The carrying value and the fair value include accrued interest as of December 31, 2001 and 2000. The fair value of certain other liabilities is based on the present value of future cash flows discounted at the Company's estimated incremental borrowing rate.

Long-lived Assets

The Company regularly evaluates the carrying amounts of long-lived assets, including goodwill and other intangible assets, as well as the related amortization periods, to determine whether adjustments to these amounts or to the useful lives are required based

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

Long-lived Assets (continued)

on current circumstances or events. The evaluation, which involves significant management judgment, is based on various analyses including cash flow and profitability projections. To the extent such projections indicate that future undiscounted cash flows are not sufficient to recover the carrying amounts of the related long-lived assets, the carrying amount of the underlying assets will be reduced, with the reduction charged to expense, so that the carrying amount is equal to fair value, primarily determined based on future discounted cash flows. No impairment of the Company's intangible assets has been indicated to date. However, the Company has recorded impairment of certain fixed assets as discussed below.

During the year ended December 31, 2001, the Company recorded an impairment loss of approximately $291,000 on property which was no longer used in operations. The loss was recognized in operating income and was included in the aggregate total of selling, general and administrative expenses in the Company's consolidated statements of operations for 2001.

During the year ended December 31, 2000, an impairment loss of approximately $478,000 was recognized on property that related to construction of a carbon ash burnout unit. The loss was recognized in operating income and was included in the aggregate total for depreciation and amortization in the Company's consolidated statements of operations for 2000.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In  1998,  the  Financial  Accounting  Standards  Board  issued  SFAS  No.  133,
"Accounting for Derivative Instruments and Hedging Activities," which was subsequently amended by

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

SFAS No. 137 "Accounting for Derivative Financial Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133" and SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability and measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for all fiscal years beginning after June 15, 2000. As expected, the adoption of SFAS No. 133 did not have a material impact on the Company's financial condition or results of operations.

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets."

SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination that is completed after June 30, 2001.

SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under certain conditions) for impairment in accordance with this statement. This impairment test uses a fair value approach rather than the undiscounted cash flows approach previously required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Intangible assets that do not have indefinite lives will continue to be amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 121 or SFAS No. 142 (see discussion below), which the Company is required to adopt effective January 1, 2002.

The Company is currently evaluating its intangible assets in relation to the provisions of SFAS No. 142 to determine the impact that adoption of SFAS No. 142 will have on its results of operations or financial position. In accordance with SFAS No. 142, the

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

Company anticipates that the amounts classified as assembled workforce will be reclassified to goodwill. All amortization of goodwill and all amortization of assembled workforce will no longer be recorded in the financial statements. The effect of eliminating amortization for goodwill and assembled workforce will approximate $4,100,000 in the year ending December 31, 2002. The useful lives of the intangible contracts are presently being evaluated and it is possible that the Company may determine that the useful lives of the intangible contracts should change after evaluation. The Company is uncertain as to the net impact, if any, such evaluation will have on amortization expense for the year ending December 31, 2002.

In the future, goodwill will be evaluated by the fair value method, comparing the estimated fair value with the recorded value of the assets and liabilities, as recommended in the Statement. The effect of impairment of goodwill, if any, has not yet been evaluated. The Statement requires recognition of any impairment of goodwill in the first quarter of the fiscal year. A restatement of quarterly financial results for the year ended December 31, 2002 may be required if the two-step valuation process is not completed by the filing of the first quarter financial statements. The effect of any impairment recognized at transition to the Statement will be recognized as a change in accounting principle.

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires alternative accounting treatment of assets which are in the process of retirement. The Company is required to adopt SFAS No. 143 effective January 1, 2002. The Company anticipates that there will not be a significant effect on results of operations or financial position.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations and Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as

                Industrial Services Group, Inc. and Subsidiaries

2. Description of Business and Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

previously defined in that Opinion). This Statement is effective for years beginning after December 15, 2001 (i.e. January 1, 2002 for calendar year companies). The Company anticipates that there will not be a significant effect on results of operations or financial position.

3. Intangible Assets

Intangible assets consist of the following at December 31:

                                                  2001              2000
                                             ------------      ------------
         Goodwill                            $ 83,610,925      $ 83,610,925
         Contracts                            100,227,490       100,227,490
         Patents and licenses                   3,446,584         3,787,431
         Assembled work force                   2,815,233         2,815,233
                                             ------------      ------------
                                              190,100,232       190,441,079
         Less accumulated amortization        (32,922,533)      (23,364,593)
                                             ------------      ------------
                                             $157,177,699      $167,076,486
                                             ============      ============

4. Long-term Debt

Laidlaw Note

On October 14, 1997, the Company acquired ISG Resources, Inc. (formerly JTM Industries, Inc.) from Laidlaw Transportation, Inc. As consideration for this transaction, Laidlaw received a $29 million Senior Bridge Loan, a $17.5 million Junior Subordinated Promissory Note due in 2005 (with interest accruing in payment in kind ("PIK") notes), and $5.8 million in cash. Subsequently, the Senior Bridge Loan was pushed down to ISG Resources and repaid through the issuance of Senior Subordinated Notes in 1998.

The Junior Subordinated Promissory Note is due on October 14, 2005 and accrues interest at 9% per annum. Interest is paid in arrears semiannually on March 30 and September 30 if cash interest payment is permitted under the debt agreements of ISG

                Industrial Services Group, Inc. and Subsidiaries

4. Long-term Debt (continued)

Laidlaw Note (continued)

Resources, Inc. Because the interest payments are not permitted as a result of the Junior status of the note, secondary notes were issued, as provided in the agreement, for the amount of the interest. The cumulative amount of the secondary PIK notes and accrued interest issued in payment of the interest on December 31, 2001 and 2000 were approximately $7,870,000 and $5,732,000 respectively. (See Note 12 - Subsequent Events for further discussion)

Citicorp Mezzanine Partners (CMP) Note

On April 17, 2000, ISG Inc. reached an agreement with Citicorp Mezzanine Partners, L.P. (CMP) to provide a mezzanine III note (the mezzanine note) in the amount of $10,000,000 which is due and payable on April 17, 2005. Interest accrues on the note at the rate of 12% per annum or at 14% per annum if the Company elects to pay interest by adding PIK notes in lieu of cash payment, which the Company plans to do. As part of the agreement, a stock warrant was issued for the purchase of 55,555.55 shares of Class B common stock at an exercise price of $0.01 with a term of 10 years. In accordance with APB 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, the Company allocated the $10,000,000 proceeds to the warrant and mezzanine note based on their relative fair values. The fair value of the warrant was determined using the Black-Scholes method and the following assumptions;
volatility of 70%; term of 10 years; risk free interest rate of 6.31%; and a dividend rate of zero. The amount allocated to the warrant of approximately $3,814,000 has been recorded as a discount to the related note and is amortized to interest expense over the term of the note using the effective interest method.

The warrant was issued as an inducement to CMP to enter into the credit agreement for the Company and contains certain anti-dilution clauses that may change the number of shares to be issued and the exercise price. In the event that the Company repays the mezzanine note in cash, the Company has agreed to repurchase the warrant at an aggregate price equal to an amount that will increase the total internal rate of return to CMP on the notes and warrant by 8%, compounded semi-annually. In consideration of the expected warrant redemption, the Company accrues interest on the note at the rate of 22% per annum, which represents 14% stated rate plus 8% incremental interest rate. As of December 31, 2001 and 2000, the accrued interest amounted to approximately $4,303,000 and $1,609,000 respectively.

                Industrial Services Group, Inc. and Subsidiaries

4. Long-term Debt (continued)

Secured Credit Facility

On March 4, 1998, ISG Resources obtained a Secured Credit Facility provided by a syndicate of banks. The Secured Credit Facility, which matures September 4, 2003, enables ISG Resources to obtain revolving secured loans from time to time to finance certain permitted acquisitions, to pay fees and expenses incurred in connection with certain acquisitions, to repay existing indebtedness, and for working capital and general corporate purposes. ISG Resources financed the acquisitions through the issuance of $100,000,000 of 10% Senior Subordinated Notes due 2008 (discussed below) and borrowings on its Secured Credit Facility (as subsequently amended, restated, and increased). Operating and capital expenditures have been financed primarily through cash flow from operations and borrowings under the Secured Credit Facility. On May 26, 2000, the Secured Credit Facility was amended and restated to, among other things, increase the borrowings available to ISG Resources from $50,000,000 to $65,000,000.

This increase in the funds available to ISG Resources was accomplished through the addition of a Tranche B feature, pursuant to which two of the existing lenders (the "Tranche B Lenders"), agreed to provide the additional $15,000,000 in funding. No amount is available pursuant to the Tranche B revolving loans unless all amounts under the Tranche A (existing) revolving loans have been borrowed in full and are outstanding. Under the amended and restated Secured Credit Facility, at the option of ISG Resources, both the Tranche A Revolving Loans and the Tranche B Revolving Loans may be maintained as Eurodollar Loans or Base Rate Loans.

Eurodollar loans will bear interest at a per annum rate equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1 percent) determined by the Administrative Agent to be equal to the quotient by dividing
(a) the London Interbank Offered Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, and by then adding thereto the applicable LIBOR margin (which is a percentage ranging from 1.75% to 3.50% for the Tranche A and 1.75% to 2.50% for the Tranche B, primarily depending upon the Company's Leverage Ratio). All capitalized terms are defined in the Secured Credit Facility.

Base Rate Loans will bear interest at a per annum rate equal to the rate which is the higher of (a) the Federal Funds rate for such day plus one-half of one percent (0.50%) and (b) the Prime rate for such day and by then adding thereto the applicable ABR Margin (which is a percentage ranging from 0.50% to 2.25% for the Tranche A and 0.50% to

                Industrial Services Group, Inc. and Subsidiaries

4. Long-term Debt (continued)

Secured Credit Facility (continued)

1.25% for the Tranche B, primarily depending upon ISG Resources' Leverage Ratio). Any change in the Base Rate due to a change in the Federal Funds Rate or to the Prime Rate shall be effective on the effective date of such change. All capitalized terms are as defined in the Secured Credit Facility.

ISG Resources will also pay certain fees with respect to any unused portion of the amended and restated Secured Credit Facility.

The amended and restated Secured Credit Facility maintains the term of the original Secured Credit Facility obtained on March 4, 1998; is guaranteed by the Company, existing, and future domestic subsidiaries of ISG Resources (the "Guarantors"); and is secured by a first priority security interest in all of the capital stock of ISG Resources and all of the capital stock of each of the Guarantors, as well as certain present and future assets and properties of ISG Resources and any domestic subsidiaries.

On August 8, 2000, the amended and restated secured credit agreement dated May 26, 2000 was amended in order to modify certain debt covenants contained in the credit agreement. Primarily, a minimum consolidated Earnings Before Interest Expense, Interest Income, Income Tax Expense, Depreciation Expense, and Amortization Expense (EBITDA) debt covenant was added. The minimum consolidated EBITDA covenant requires the Company to maintain a minimum EBITDA amount for every fiscal quarter through June 30, 2003 at levels set forth in the agreement.

On March 30, 2001, the amended and restated secured credit agreement dated May 26, 2000 and subsequently amended on August 8, 2000, was amended in order to modify certain debt covenants contained in the credit agreement. The amended and restated secured credit facility continues to require ISG Resources to not exceed a maximum leverage ratio, to not drop below a minimum interest coverage ratio, to not drop below a minimum consolidated EBITDA level, and to comply with certain other financial and non-financial covenants, as defined in the amended agreement.

At December 31, 2001, $64,643,900 of the Secured Credit Facility was outstanding, with no amount being unused and available. At December 31, 2001 the Company was in compliance with all debt covenants under the Secured Credit Facility.

                Industrial Services Group, Inc. and Subsidiaries

4. Long-term Debt (continued)

Senior Subordinated Notes

On April 22, 1998, ISG Resources completed a private placement of $100,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes") to finance the 1998 Acquisitions. Interest on the Senior Subordinated Notes is payable semi-annually on April 15 and October 15 of each year. The Senior Subordinated Notes will mature on April 15, 2008 and are guaranteed fully and unconditionally and on a joint and several basis by all of ISG Resources' existing and future restricted domestic subsidiaries, as defined in the indenture. See Note 11.

The Senior Subordinated Notes are redeemable at the option of ISG Resources at various times throughout the term of the Senior Subordinated Notes at redemption prices specified in the indenture.

Upon the occurrence of a change of control or an asset sale as defined in the indenture, ISG Resources is required to make an offer to repurchase all or part of the Senior Subordinated Notes at prices specified in the indenture.

The payment of principal, interest, and liquidated damages as defined in the indenture, if any, on the Senior Subordinated Notes is subordinated in right of payment to the prior payment of all senior indebtedness as defined in the indenture, whether outstanding on the date of the indenture or thereafter incurred. The indenture for ISG Resources' Senior Subordinated Notes contains various limitations on the incurrence of additional indebtedness, the issuance of preferred stock, consolidations or mergers, sales of assets, and restricted payments, including dividends, for ISG Resources and restricted subsidiaries as defined in the indenture.

In connection with the private placement of the Senior Subordinated Notes, ISG Resources entered into the Registration Rights Agreement pursuant to which ISG Resources was required to file an exchange offer registration statement with the Securities and Exchange Commission that was declared effective by the Securities and Exchange Commission on September 4, 1998.

The contracted aggregate maturities of all long-term debt for the five years subsequent to December 31, 2001 are as follows: $0 in 2002, $64,643,900 in 2003, $0 in 2004, $34,807,000 in 2005, $0 in 2006, and $112,400,000 thereafter.
However, as discussed in Note 12, the Laidlaw note was repaid subsequent to year end for $3,000,000. At December 31, 2001, the Company was in compliance with all applicable loan covenants under the notes.

                Industrial Services Group, Inc. and Subsidiaries

5. Employee Benefit Plan

Eligible employees of ISG Resources may participate in a 401(k) savings plan (the "Plan") sponsored by ISG Resources. The Plan requires ISG Resources to match employee contributions, as defined, up to 6% of the employees' compensation. Expenses related to the Plan were approximately $572,000, $488,000 and $458,000 for the years ended December 31, 2001, 2000, and 1999, respectively.

6. Income Taxes

Income tax expense (benefit) consists of the following:

                                            Year ended December 31
                                    2001              2000            1999
                               -------------------------------------------------
Current:
   U.S. federal                $   (292,106)     $ (2,486,283)   $  1,523,453
   State                            618,307          (317,684)        650,980
                               ------------      ------------    ------------
                                    326,201        (2,803,967)      2,174,433
Deferred:
   U.S. federal                  (1,096,766)       (1,853,840)     (1,847,270)
   State                           (657,970)          (43,889)       (382,269)
                               ------------      ------------    ------------
                                 (1,754,736)       (1,897,729)     (2,229,539)
Total:
   U.S. federal                  (1,388,872)       (4,340,123)       (323,817)
   State                            (39,663)         (361,573)        268,711
                               ------------      ------------    ------------
                               $ (1,428,535)     $ (4,701,696)   $    (55,106)
                               ============      ============    ============

Reconciliation of income tax expense (benefit) at the U.S. statutory rate to the Company's tax expense (benefit) is as follows:

                                                  Year ended December 31
                                           2001           2000           1999
                                     -------------------------------------------
35% of income (loss) before income
   tax                                $ (2,661,810)   $(5,987,059)   $ (527,595)

Add:
   Non-deductible goodwill               1,215,772      1,170,888       901,551
   Other, net                               17,503        114,475      (429,062)
                                      ------------    -----------    ----------
                                      $ (1,428,535)   $(4,701,696)   $  (55,106)
                                      ============    ===========    ==========

                Industrial Services Group, Inc. and Subsidiaries

6. Income Taxes (continued)

The major components of the deferred tax assets and liabilities as of December 31 are as follows:

                                                      2001             2000
                                                  ------------    ------------
Deferred tax assets:
   Bad debt reserves                              $    170,957    $    193,873
   State NOL Carryforward                              202,224               -
   Accruals not currently deductible for
     tax purposes                                      256,997         657,452
                                                  ------------    ------------
Total gross deferred tax assets                        630,178         851,325

Deferred tax liabilities:
  Fixed asset basis differences                      2,645,189       2,862,317
  Intangible asset basis differences                33,050,193      34,878,740
  Other                                                 31,259         (38,533)
                                                  ------------    ------------
Total gross deferred tax liabilities                35,726,641      37,702,524
                                                  ------------    ------------
Net deferred tax liabilities                      $(35,096,463)   $(36,851,199)
                                                  ============    ============

In 2000, ISG Resources generated state net operating loss carryforwards of approximately $3,111,000. These carryforwards, if not used, will expire in 2007.

7. Commitments and Contingencies

Lease Obligations

Certain facilities and equipment are leased under non-cancelable operating leases, which generally have renewal terms, expiring in various years through 2011. Future minimum payments under leases with initial terms of one year or more consisted of the following:

          2002                                         $ 8,457,157
          2003                                           7,099,524
          2004                                           4,828,602
          2005                                           2,760,660
          2006                                           1,659,488
          Thereafter                                     5,501,000
                                                       -----------
          Total minimum lease payments                 $30,306,431
                                                       ===========

                Industrial Services Group, Inc. and Subsidiaries

7. Commitments and Contingencies (continued)

Lease Obligations (continued)

Total rental expense was approximately $10,353,000, $8,067,000, and $7,595,000 for the years ended December 31, 2001, 2000 and 1999 respectively.

Sale and Purchase Commitments

Certain of ISG Resources' contracts with its customers and suppliers require ISG Resources to make minimum sales and purchases over ensuing years, approximated as follows:

                                               Minimum               Minimum
                                                Sales               Purchases
                                              ----------           -----------
          2002                                $  720,000           $ 8,043,120
          2003                                   840,000             8,169,840
          2004                                   960,000             6,976,560
          2005                                   960,000             3,063,280
          2006                                   720,000             2,902,000
          Thereafter                           3,600,000            13,250,000
                                              ----------           -----------
                                              $7,800,000           $42,404,800
                                              ==========           ===========

Actual minimum sales and purchases under contracts with minimum requirements approximated the following for the years ended December 31:

                                               Minimum               Minimum
                                                Sales               Purchases
                                              ----------           -----------
1999                                            $806,000            $5,930,000
2000                                            $364,000            $6,637,000
2001                                            $240,000            $8,562,060

Royalty Commitments

In connection with a 1998 acquisition, ISG Resources agreed to pay a minimum of $500,000 per year commencing in 1999 and continuing through 2003 for royalties related to the sale of certain Class C fly ash. An amendment to this agreement changed the terms to a payment of $50,000 per month through March 1, 2003. The current portion of this

                Industrial Services Group, Inc. and Subsidiaries

7. Commitments and Contingencies (continued)

Royalty Commitments (continued)

liability is recorded in other current liabilities and the long-term portion is recorded in other long-term liabilities in the accompanying consolidated balance sheets.

In 2000, ISG Resources entered into a license agreement for certain technology for which ISG Resources agreed to pay a minimum of $40,000 in 2000, $220,000 in 2001, $327,000 in 2002, and $500,000 in 2003 for royalties on net sales. The license agreement states that if ISG Resources terminates the license agreement prior to December 31, 2003, ISG Resources will still have an obligation to pay the licensor the minimum royalty each month through and including December 2003, as if the agreement had never been terminated.

Other Obligations

In 2001, ISG Resources entered into a consulting agreement for certain technology for which ISG Resources agreed to pay $25,000 per month from October 1, 2001 to September 1, 2002. In addition, ISG Resources entered into a consulting agreement for marketing fly ash in conjunction with a supply contract for which ISG Resources agreed to pay $10,000 per month from October 1, 2001 to June 1, 2003.

In connection with the purchase of land for total consideration of $1.5 million during the second quarter of 2001, ISG Resources incurred a purchase money obligation of $1.1 million. The total outstanding balance of $800,000 is classified in other current liabilities on the consolidated balance sheet at December 31, 2001 and will be paid in full in 2002. The $1.1 million is treated as a non-cash item on the statement of cash flows.

Legal Proceedings

There are various legal proceedings against the Company arising in the normal course of business. While it is not currently possible to predict or determine the outcome of these proceedings, it is the opinion of management that the outcome will not have a material adverse effect on the Company's results of operations, financial position or liquidity.

Employment Agreements

ISG Resources has employment agreements with certain of its employees. The terms of these agreements began to expire in 2001 with annual extensions to be exercised by

                Industrial Services Group, Inc. and Subsidiaries

7. Commitments and Contingencies (continued)

Employment Agreements (continued)

mutual consent of both parties. Considering these extensions, these employment agreements provide for total annual base compensation of approximately $2,279,000 in 2002, $1,668,000 in 2003, and $86,000 in 2004. In addition, one employee, pursuant to his employment contract, has been granted an economic interest in one percent of all outstanding shares of ISG Resources' common stock as of the date of his employment agreement. This economic interest vested immediately upon execution of the employment agreement, but the right is contingent upon the occurrence of certain future events, one of which is a sale of the Company. Because such events have not occurred as of December 31, 2001, no compensation expense has been calculated or recorded. (See Note 12 - Subsequent Events)

Medical Insurance

Effective April 1, 1998, ISG Resources established a self-funded medical insurance plan for its employees with stop-loss coverage for amounts in excess of $40,000 per individual and approximately $3,678,000 in the aggregate for the current plan period ended December 30, 2001 and $2,792,000 in the aggregate for the plan period ended December 31, 2000. ISG Resources has contracted with a third-party administrator to assist in the payment and administration of claims. Insurance claims are recognized as expenses when incurred, including an estimate of costs incurred but not reported at the balance sheet dates. In the accompanying consolidated balance sheets, $238,000 and $508,000 has been accrued as of December 31, 2001 and 2000, respectively, related to this liability.

8. Reportable Segments

As discussed in Note 2, the Company operates in two reportable segments: the CCP division and the manufacturing products division. The CCP division consists primarily of three operating units that manage and market CCPs in North America. The manufacturing products division consists of six legal entities: Best, Osborne, Terrazzo, Magna Wall, Don's and Palestine. The Company's two reportable segments are managed separately based on fundamental differences in their operations.

The Company evaluates performance based on profit or loss from operations before depreciation, amortization, income taxes and interest expense (EBITDA). The Company derives a majority of its revenues from CCP sales and the chief operating decision makers rely on EBITDA to assess the performance of the segments and make decisions about

                Industrial Services Group, Inc. and Subsidiaries

8. Reportable Segments (continued)

resources to be allocated to the segments. Accordingly, EBITDA is included in the information reported below. Certain expenses are maintained at the Company's corporate headquarters and are not allocated to the segments. Such expenses primarily include interest expense, corporate overhead costs, certain non-recurring gains and losses. Inter-segment sales, which historically have not been material, are generally accounted for at cost and are eliminated in consolidation. The manufacturing products division includes financial data for the six legal entities from their respective dates of acquisition through December 31, 2001. Thus, the manufacturing products division segment information is not comparable for the 1999, 2000, and 2001 periods. Best financial data is included from January 1, 1999, Osborne and Terrazzo from October 26, 1999, Magna Wall from December 1, 1999, Don's from March 1, 2000 and Palestine from June 1, 2000.

Amounts included in the "Other" column include financial information for the Company's corporate, research and development, and other administrative business units.

In anticipation of the Company's adoption of SFAS No. 142, the Company has reevaluated the allocation of certain intangible assets to the segments. Information as of and for the years ended December 31, 2000 and 1999 have been restated to conform to this revised breakout.

                Industrial Services Group, Inc. and Subsidiaries

8. Reportable Segments (continued)

Information about reportable segments, and reconciliation of such information to the consolidated totals as of and for the year indicated, is as follows:

                                                        Manufactured                        Consolidated
                                           CCP           Products              Other             Total
                                  ----------------- ------------------- ---------------- ------------------
For the Year Ended
December 31, 2001
------------------
Revenue                              $167,228,203      $48,662,571         $    339,985      $216,230,759
EBITDA                                 36,626,349        4,862,850          (10,337,177)       31,152,022
Depreciation and amortization          13,099,713        2,440,193              269,663        15,809,569

Total assets                          182,068,540       46,796,876           25,841,582       254,706,998
Expenditures for PP&E                   4,699,635        1,525,085              196,882         6,421,602

For the Year Ended
December 31, 2000
-----------------
Revenue                              $139,470,096      $41,009,405         $    422,360      $180,901,861

EBITDA                                 27,674,818        4,026,257          (13,690,958)       18,010,117
Depreciation and amortization
                                       12,734,938        1,964,370              255,123        14,954,431
Total assets                          188,957,876       46,481,590           18,053,367       253,492,833
Expenditures for PP&E                   5,123,317        2,133,579              928,693         8,185,589

For the Year Ended
December 31, 1999
------------------
Revenue                              $134,631,711      $20,821,159         $    752,402      $156,205,272

EBITDA                                 32,096,154        2,811,482           (8,139,384)       26,768,252
Depreciation and amortization          11,862,017        1,005,779              223,335        13,091,131

Total assets                          189,672,793        6,683,098           24,106,620       220,462,511
Expenditures for PP&E                   7,520,689          350,610              919,571         8,790,870

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Segment assets reflect those specifically attributable to the individual segments and include accounts receivable, inventory and property, plant and equipment and intangible assets. All other assets are included in the "Other" column.

                Industrial Services Group, Inc. and Subsidiaries

9.  Stock Options

The Company adopted the 1999 Stock Option Plan ("the Plan") in December 1999. Under the Plan, 19,800 shares of the common stock of the Company have been reserved for issuance. Generally, stock options vest ratably over four years, but may only be exercised after the occurrence of a "corporate change," which is defined as (i) the sale of all of the common stock or substantially all of the assets of the Company; or (ii) the Company's capital stock becoming publicly traded as a result of a public offering of securities of the Corporation under the Securities Act of 1933, as amended. Because no such corporate changes have occurred, no options are exercisable as of December 31, 2001 or 2000. The Plan expires December 16, 2009, or when all the shares available under the plan have been issued. Information for the fiscal years 1999 through 2001 with respect to the Plan is as follows:

                                                               Weighted Average
                                            Number of Shares    Exercise Price
                                            ----------------- ------------------
Options granted                                    7,424               $111
                                            -----------------
Outstanding at December 31, 1999                   7,424                111
Options expired and forfeited                     (1,980)               111
                                            -----------------
Outstanding at December 31, 2000 and 2001          5,444               $111
                                            =================

The remaining contractual life of the outstanding options as of December 31, 2001 is 8 years. There were 14,356 options available for future grant as of December 31, 2001.

Generally,  the  Company  applies  Accounting  Principles  Board  Opinion No. 25
"Accounting for Stock Issued to Employees" and related interpretations in accounting for its option plans. However, because the number of shares that will ultimately be exercisable is dependent upon a future "corporate change" and therefore, the number of shares to be issued is not known, these options are considered variable and any increases in intrinsic value would be recorded to compensation expense. As of December 31, 2001 and 2000, the fair value of the common stock was less than the exercise price of the options. Therefore, no compensation expense has been recognized in the accompanying consolidated financial statements.

                Industrial Services Group, Inc. and Subsidiaries

10.  Shareholders' Equity (Deficit)

As stated in the Description of Business, the Company was formed on October 14, 1997 to acquire the stock of JTM from Laidlaw Transportation, Inc. As consideration for this transaction, Laidlaw received a $29 million senior bridge note (which was pushed down to ISG Resources and which was subsequently repaid through the issuance of Senior Subordinated Notes in 1998), a $17.5 million 9% Junior Subordinated Promissory Note due in 2005 (with interest accruing in PIK notes), and $5.8 million in cash. The equity investment in the Company in connection with the purchase was made by the investors through the purchase of common and preferred stock and warrants of the Company for an aggregate purchase price of approximately $7.5 million, the proceeds of which were distributed to ISG Resources (formerly JTM Industries) in order to capitalize this subsidiary. This information was set forth in the registration statement on Form S-4 for the Senior Subordinated Notes for ISG Resources that was declared effective by the SEC in September 1998.

As part of the agreement, 500,000 shares of Class A Common Stock (par value $.01) were authorized and 495,000 shares were issued for a total of $495,000. Also, 500,000 shares of Class B Common Stock were authorized. No shares of Class B Common Stock are issued and outstanding. Each share of Class A Common Stock may be converted to a share of Class B Common Stock at the option of the holder.

In accordance with the agreement, 35,050 shares of Series A Preferred Stock (par value $.01) were authorized for a stated value of $100 each and issued for a total of $3,505,001. Also in accordance with the agreement, 35,000 shares of Series B Preferred Stock (par value $.01) were authorized with a stated value of $100 each and issued for a total of $3,500,000. The Series A and Series B Preferred Stock rank pari passu with each other.

Dividends on both Series A and Series B Preferred Stock accrue from the date of issuance until redemption or payment. The dividends accrue at a 14% per annum rate and are payable semiannually on August 31 and February 28 of each year when profits are legally available for dividend payment. As of December 31, 2001 and 2000, cumulative unpaid dividends for Series A Preferred Stock totaled
$2,699,558  and  $1,914,289  respectively.  As of  December  31,  2001 and 2000, cumulative unpaid dividends for Series B Preferred Stock totaled $2,695,708 and $1,911,559 respectively. In the event of a liquidation, before any payment shall be made to holders of common stock, the holders of Series A and Series B Preferred Stock shall be entitled to receive an amount per share equal to the original stated value of $100 per share of such preferred stock plus accrued dividends on the date of distribution.

                Industrial Services Group, Inc. and Subsidiaries

10. Shareholders' Equity (Deficit) (Continued)

The Company has the option to redeem at any time some or all of the outstanding shares of Series A or Series B Preferred Stock at a redemption price equal to the initial stated value of $100 per share plus all accrued and unpaid dividends. On September 30, 2007, the Company shall redeem for cash all of the Series A Preferred Stock at a redemption price equal to the initial stated value $100 per share plus any accrued dividends, as long as the $17.5 million 9% Junior Subordinated Promissory Note and all accrued interest has been paid in full. On September 30, 2018 the Company shall redeem for cash all of the Series B Preferred Stock at a redemption price equal to the initial stated value of $100 per share plus any accrued dividends, as long as the $17.5 million 9% Junior Subordinated Promissory Note and all accrued interest has been paid in full.

Also in accordance with the agreement, the Company authorized and issued 5,000 stock purchase warrants (the Series A Stock Purchase Warrants) to purchase an aggregate of 5,000 shares of Class A Common Stock or Class B Common Stock, at the holder's option at an exercise price of $1.00.

11. Unsuccessful Acquisition Costs

Costs of $1.5 million incurred related to unsuccessful business acquisitions were charged to expense in 2000 when ISG Resources determined that such acquisitions would not occur. No such costs were expensed in 2001.

On February 24, 1999, ISG Resources entered into an option agreement to acquire the stock of Tatum Industries, Inc. (Tatum). As part of that agreement, ISG Resources agreed to loan Tatum approximately $50,000 per month for operating expenses and loan servicing. Tatum's note to ISG Resources accrued interest at 8% and was payable on demand. Additionally, ISG Resources leased Tatum's building, transferred certain equipment and incurred approximately $0.1 million of leasehold improvements to the property. On October 27, 2000, ISG Resources advised Tatum that ISG Resources was terminating the option agreement and ISG Resources advised Tatum that the note to ISG Resources, totaling approximately $1.1 million, would be due and payable on March 1, 2001. In December 2000, Tatum advised ISG Resources that they would not be able to repay the note and ISG Resources' attempt to purchase the outstanding stock of Tatum was unsuccessful. As a result, in 2000, ISG Resources expensed approximately $1.1 million in unsuccessful acquisition costs, which is included in the $1.5 million discussed above. However, ISG Resources continued to lease the building from Tatum and use the equipment in its operations.

                Industrial Services Group, Inc. and Subsidiaries

11. Unsuccessful Acquisition Costs (Continued)

In 2001, in conjunction with ISG Resources decision to abandon its production operations at Tatum's facility, ISG Resources recognized $291,000 as an impairment loss on the owned assets, based upon an offer ISG Resources received to purchase the assets. This loss is recognized in operating income and is included in the aggregate total of selling, general and administrative expense. These assets were sold in December 2001.

12. Subsequent Events

On January 30, 2002 the Company authorized and issued 15,000 shares of Series A Preferred Stock and 15,000 shares of Series B Preferred Stock for $3,000,000 by amendment to the by-laws of the Company. The issuance of the preferred stock was made to retire the Laidlaw note as described further in this section.

On May 8, 2002, the Company reached agreement with its Lenders on a fifth amendment to the secured credit facility. Among other considerations, the amendment authorizes up to $10 million for any asset impairment which may result from the adoption of new accounting pronouncements.

On January 11, 2002, an offer to retire the Laidlaw Note for $3 million in cash to be paid on January 30, 2002 was made to American National Insurance Corporation, the current holder of the notes. The offer was accepted by American National and payment was made on the note on January 30, 2002. The note will be retired and a gain on extinguishment will be recognized during the year 2002 in the amount of approximately $22,560,000.

The Company is in negotiations with a third party for the sale of the Company. No definitive agreement has been reached but negotiations are continuing.

13. Subsequent Events (Unaudited)

On July 16, 2002, the Company signed a definitive agreement with Headwaters, Inc. to be acquired by Headwaters in exchange for consideration which is currently estimated to approximately $246,000,000 consisting of cash of approximately $31,000,000, the issuance of 2,000,000 shares of Headwaters common stock with an assumed value of $30,000,000, cash requirements of approximately $181,000,000 to retire ISG debt, and direct costs to e incurred by Headwaters to consummate the acquisition of approximately $4,000,000. It is anticipated that the transaction will close during the year 2002.

                Industrial Services Group, Inc. and Subsidiaries

14. Condensed Consolidating Financial Information

ISG resources' debt facilities are guaranteed by its domestic subsidiaries only. ISG Canada was formed in 2000 and had minimal operations in comparison to consolidated results. Because ISG Canada's operations have increased during 2001, it is no longer considered a "minor" subsidiary as defined under Regulation S-X Rule 3-10. As such, the Company is required to disclose condensed consolidating financial information in its periodic reports. ISG resources and its subsidiaries do not guarantee any of the debt of Industrial Services Group, Inc. nor are any of their assets or stock pledged as collateral for such debt.

The condensed consolidating balance sheet as of December 31, 2001 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Assets
Current assets:
Cash and cash equivalents             $ 17,724,156    $          -     $          -     $ 17,002,493     $   477,075     $  244,588
Accounts receivable                     26,253,456               -                -       20,182,923       5,875,011        195,522
Inventories                              8,528,976               -                -        3,923,243       4,544,632         61,101
Other current assets                     2,955,103         (10,872)         731,106        2,095,752         139,117             -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current assets                    55,461,691         (10,872)         731,106       43,204,411      11,035,835        501,211

Property, plant and equipment           38,118,552               -                -       30,533,497       6,745,493        839,562

Investment in ISG Resources                      -     (24,555,023)      24,555,023                -               -              -
Intangible assets, net                 157,177,699               -                -      128,162,151      29,015,548              -
Debt issuance costs                      3,855,350               -          167,875        3,687,475               -              -
Investment in subsidiaries                       -     (45,476,666)               -       45,476,666               -              -
Other assets                                93,706               -                -           93,706               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total assets                          $254,706,998    $(70,042,561)    $ 25,454,004     $251,157,906     $46,796,876     $1,340,773
                                      ============    ============     ============     ============     ===========     ==========

                                                            F-34


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Liabilities and shareholders'
  equity (deficit)

Current liabilities:
Accounts payable                      $ 14,287,253    $          -     $          -     $ 12,411,354     $ 1,875,899     $        -
Accrued expenses                         8,270,489               -        1,189,587        6,875,103         205,799              -
Other current liabilities                1,951,850         (10,872)               -        1,427,299         505,484         29,939
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current liabilities               24,509,592         (10,872)       1,189,587       20,713,756       2,587,182         29,939

Long-term debt                         201,161,589               -       36,517,689      164,643,900               -              -
Deferred tax liabilities                35,726,641               -                -       35,726,641               -              -
Payable to Parent                                -               -       (4,796,444)       4,796,444               -              -
Intercompany account payable                     -          23,201                -           27,888      (1,120,636)     1,069,547
Other liabilities                          766,004               -                -          638,618         127,386              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
    Total liabilities                  262,163,826          12,329       32,910,832      226,547,247       1,593,932      1,099,486

Series A redeemable preferred stock      6,204,559               -        6,204,559                -               -              -
Series B redeemable preferred stock      6,195,708               -        6,195,708                -               -              -

Shareholders' equity (deficit):
Common stock                                 4,950     (34,773,546)           4,950       34,745,050          28,496              -
Cumulative translation adjustment          (55,636)         16,807          (55,636)               -               -        (16,807)
Additional paid in capital               4,304,320     (40,960,169)       4,304,320                -      40,533,259        426,910
Retained (deficit) earnings            (24,110,729)      5,662,018      (24,110,729)     (10,134,391)      4,641,189       (168,816)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total shareholders' equity (deficit)   (19,857,095)    (70,054,890)     (19,857,095)      24,610,659      45,202,944        241,287
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total liabilities and
  shareholders' equity (deficit)      $254,706,998    $(70,042,561)    $ 25,454,004     $251,157,906     $46,796,876     $1,340,773
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-35


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)


14.  Condensed Consolidating Financial Information (continued)

The condensed consolidating balance sheet as of December 31, 2000 is as follows:
                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Assets
Current assets:
Cash and cash equivalents             $  6,986,725     $         -     $          -     $  5,954,992     $ 1,054,079     $  (22,346)
Accounts receivable                     25,153,986               -                -       19,742,002       5,152,357        259,627
Income tax receivable                    3,136,571         939,583                -        2,208,061         (11,073)             -
Inventories                              6,663,633               -                -        1,815,138       4,584,187        264,308
Other current assets                     1,909,215               -                -        1,811,949          97,266              -
                                      ------------    ------------     ------------     ------------     -----------     ----------

Total current assets                    43,850,130         939,583                -       31,532,142      10,876,816        501,589

Property, plant and equipment           37,760,556               -                -       31,859,149       4,914,902        986,505

Investment in ISG Resources                      -     (27,121,885)      27,121,885                -               -              -
Intangible assets, net                 167,076,486               -                -      136,396,956      30,679,530              -
Debt issuance costs                      4,743,348               -          218,875        4,524,473               -              -
Investment in subsidiaries                       -     (43,078,999)               -       43,078,999               -              -
Other assets                                62,313               -                -           51,971          10,342              -
                                      ------------    ------------     ------------     ------------     -----------     ----------

Total assets                          $253,492,833    $(69,261,301)    $ 27,340,760     $247,443,690     $46,481,590     $1,488,094
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-36


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Liabilities and shareholders'
 equity (deficit)
Current liabilities:
Accounts payable                      $ 10,704,637    $          -     $          -     $  8,561,809     $ 2,082,000     $   60,828
Accrued expenses                         8,106,388               -        1,024,082        6,743,155         287,260         51,891
Other current liabilities                  996,153               -                -          678,564         317,589              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current liabilities               19,807,178               -        1,024,082       15,983,528       2,686,849        112,719

Long-term debt                         195,754,743               -       30,754,743      165,000,000               -              -
Deferred tax liabilities                37,702,524               -                -       37,702,524               -              -
Payable to Parent                                -         939,583       (3,183,605)       2,244,022               -              -
Intercompany account payable                     -          22,774                -       (1,904,021)        738,496      1,142,751
Other liabilities                        1,482,848               -                -        1,265,848         217,000              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
     Total liabilities                 254,747,293         962,357       28,595,220      220,291,901       3,642,345      1,255,470

Series A redeemable preferred stock      5,419,290               -        5,419,290                -               -              -
Series B redeemable preferred stock      5,411,559               -        5,411,559                -               -              -

Shareholders' equity (deficit):
Common stock                                 4,950     (34,773,546)           4,950       34,745,050          28,496              -
Cumulative translation adjustment          (29,904)         13,945          (29,904)               -               -        (13,945)
Additional paid in capital               4,304,320     (40,825,606)       4,304,320                -      40,552,265        273,341
Retained (deficit) earnings            (16,364,675)      5,361,549      (16,364,675)      (7,593,261)      2,258,484        (26,772)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total shareholders' equity (deficit)   (12,085,309)    (70,223,658)     (12,085,309)      27,151,789      42,839,245        232,624
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total liabilities and
  shareholders' equity (deficit)      $253,492,833    $(69,261,301)    $ 27,340,760     $247,443,690     $46,481,590     $1,488,094
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-37


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)


14.  Condensed Consolidating Financial Information (continued)

The condensed consolidating statement of operations for the year ended December
31, 2001 is as follows:
                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Revenues                              $216,230,759    $          -     $          -     $165,930,603     $48,662,571     $1,637,585
Costs and expenses:
Cost of products and services,
  excluding depreciation               158,227,608               -                -      118,169,420      38,477,953      1,580,235
Depreciation and amortization           15,809,569               -                -       13,268,749       2,440,193        100,627
Selling, general and
  administrative expenses               25,019,279               -                -       19,379,292       5,546,746         93,241
New product development                  2,308,010               -                -        2,308,010               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
                                       201,364,466               -                -      153,125,471      46,464,892      1,774,103
                                      ------------    ------------     ------------     ------------     -----------     ----------
Operating income (loss)                 14,866,293               -                -       12,805,132       2,197,679       (136,518)

Equity interest in subsidiary
  income                                         -         300,469       (2,541,130)       2,240,661               -              -
Interest expense                       (22,947,624)              -       (5,979,450)     (16,928,222)        (39,952)             -
Other income (expense), net                476,160               -                -          256,708         224,978         (5,526)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Income (loss) before income tax         (7,605,171)                      (8,520,580)      (1,625,721)      2,382,705       (142,044)
                                                           300,469
Income tax expense (benefit)            (1,428,535)              -       (2,343,944)         915,409               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss)                     $ (6,176,636)   $    300,469     $ (6,176,636)    $ (2,541,130)    $ 2,382,705     $ (142,044)
Preferred dividends                     (1,569,418)              -       (1,569,418)               -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss) attributable to
  common shareholders                 $ (7,746,054)   $    300,469     $ (7,746,054)    $ (2,541,130)    $ 2,382,705     $ (142,044)
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-38


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)


The condensed consolidating statement of operations for the year ended December
31, 2000 is as follows:
                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Revenues                              $180,901,861    $          -     $          -     $139,218,939     $41,009,405     $  673,517
Costs and expenses:
Cost of products and services sold,
  excluding depreciation               133,092,574               -                -      100,334,508      32,215,869        542,197
Depreciation and amortization           14,954,431               -                -       12,984,578       1,964,370          5,483
Unsuccessful acquisition costs           1,525,386               -                -        1,525,386               -              -
Selling, general, and
  administrative expenses               26,326,402               -                -       21,219,591       4,954,151        152,660
New product development                  2,331,510               -                -        2,331,510               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
                                       178,230,303               -                -      138,395,573      39,134,390        700,340
                                      ------------    ------------     ------------     ------------     -----------     ----------
Operating income (loss)                  2,671,558               -                -          823,366       1,875,015        (26,823)

Equity interest in subsidiary
  income                                         -       7,740,085       (9,755,015)       2,014,930               -              -
Interest expense                       (20,161,570)              -       (4,357,192)     (15,784,193)        (20,185)             -
Miscellaneous income, net                  384,128               -                -          197,205         186,872             51
                                      ------------    ------------     ------------     ------------     -----------     ----------
Income (loss) before income tax        (17,105,884)      7,740,085      (14,112,207)     (12,748,692)      2,041,702        (26,772)
Income tax benefit                      (4,701,696)              -       (1,708,019)      (2,993,677)              -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss)                     $(12,404,188)   $  7,740,085     $(12,404,188)    $ (9,755,015)    $ 2,041,702     $  (26,772)
Preferred dividends                     (1,370,740)              -       (1,370,740)               -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------

Net income (loss) attributable to
  common shareholders                 $(13,774,928)   $  7,740,085     $(13,774,928)    $ (9,755,015)    $ 2,041,702     $  (26,772)
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-39


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)


14.  Condensed Consolidating Financial Information (continued)

The condensed consolidating statement of cash flow information for the year ended December 31, 2001 is as follows:
                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Net cash provided by operating
  activities                          $ 17,263,616    $   (777,045)    $  2,552,422     $ 12,900,807     $ 2,444,315     $  143,117

Net cash provided by (used in)
  investing activities                  (5,743,900)        799,915                -       (3,649,175)     (3,021,319)       126,679

Net cash provided by (used in)
  financing activities                    (756,553)              -       (2,552,422)       1,795,869               -              -

Effect of exchange rate changes on
  cash and cash equivalents                (25,732)        (22,870)               -                -               -         (2,862)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net increase (decrease) in cash
  and cash equivalents                  10,737,431               -                -       11,047,501        (577,004)       266,934

Cash and cash equivalents at
  beginning of period                    6,986,725               -                -        5,954,992       1,054,079        (22,346)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Cash and cash equivalents at
  end of period                       $ 17,724,156    $          -     $          -     $ 17,002,493     $   477,075     $  244,588
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-40


                                        Industrial Services Group, Inc. and Subsidiaries

                                     Notes to Consolidated Financial Statements (continued)


The condensed consolidating statement of cash flow information for the year ended December 31, 2000 is as follows:
                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Net cash provided by (used in)
  operating activities                $  2,283,834    $   (770,097)    $  1,600,039     $   (515,406)    $ 2,401,804     $ (432,506)

Net cash provided by (used in)
  investing activities                 (35,982,596)        786,056                -      (35,845,032)     (1,347,725)       424,105

Net cash provided by (used in)
  financing activities                  40,715,391               -       (1,600,039)      42,315,430               -              -

Effect of exchange rate changes
  on cash and cash equivalents             (29,904)        (15,959)               -                -                        (13,945)
                                      ------------    ------------     ------------     ------------     -----------     ----------

Net increase (decrease) in cash
  and cash equivalents                   6,986,725               -                -        5,954,992       1,054,079        (22,346)

Cash and cash equivalents at
  beginning of period                            -               -                -                -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Cash and cash equivalents at
  end of period                       $  6,986,725    $          -     $          -     $  5,954,992     $ 1,054,079     $  (22,346)
                                      ============    ============     ============     ============     ===========     ==========

                                                               F-41

                        Industrial Services Group, Inc. and Subsidiaries
                              Condensed Consolidated Balance Sheets


                                                                                March 31,            December 31,
                                                                           2002 (Unaudited)              2001
                                                                           ----------------          ------------
 Assets

Current assets:
  Cash and cash equivalents                                                  $ 14,422,927            $ 17,724,156
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of
      $526,741 and $440,000, respectively                                      26,444,739              25,302,639
    Retainage receivable                                                          268,025                 257,989
    Other receivables                                                             605,912                 692,828
  Deferred tax assets                                                             630,178                 630,178
  Income tax receivable                                                         1,644,321                 720,234
  Inventories                                                                   9,966,946               8,528,976
  Other current assets                                                          1,579,519               1,604,691
                                                                             ------------            ------------
Total current assets                                                           55,562,567              55,461,691

Property, plant and equipment, net of accumulated depreciation of
  $19,649,904 and $18,126,675, respectively                                    39,557,771              38,118,552
Intangible assets, net                                                         81,945,200              83,329,546
Goodwill                                                                       73,848,153              73,848,153
Debt issuance costs, net                                                        3,630,330               3,855,350
Other assets                                                                       93,706                  93,706
                                                                             ------------            ------------
Total assets                                                                 $254,637,727            $254,706,998
                                                                             ============            ============

                                                     F-42

                        Industrial Services Group, Inc. and Subsidiaries
                              Condensed Consolidated Balance Sheets


                                                                                March 31,            December 31,
                                                                           2002 (Unaudited)              2001
                                                                           ----------------          ------------
Liabilities and shareholders' equity (deficit)
Current liabilities:
  Accounts payable                                                          $  15,314,158           $  14,287,253
  Accrued liabilities:
     Payroll                                                                    1,902,263               2,775,553
     Interest                                                                   6,165,632               3,570,486
     Other                                                                      1,033,482               1,924,450
  Income taxes payable                                                                  -                       -
  Other current liabilities                                                     2,020,559               1,951,850
                                                                            ------------            ------------
      Total current liabilities                                                26,436,094              24,509,592

Long-term debt                                                                164,043,900             164,643,900
Deferred tax liability                                                         35,268,499              35,726,641
CMP note                                                                       13,676,310              13,676,310
Debt discount                                                                  (1,698,564)             (1,966,086)
Laidlaw note                                                                            -              24,807,465
Other liabilities                                                                 928,227                 766,004
                                                                             ------------            ------------
      Total liabilities                                                       238,654,466             262,163,826

Series A redeemable preferred stock, 50,050 shares authorized, issued and outstanding at March 31, 2002 and
  35,050 shares at December 31, 2001 respectively                               7,948,781               6,204,559
Series B redeemable preferred stock, 50,000 shares
  authorized, issued and outstanding at March 31, 2002 and
  35,000 shares at December 31, 2001 respectively                               7,939,631               6,195,708

Shareholders' equity (deficit):
  Class A common stock, $.01 par value; 500,000 shares
    authorized, 495,000 issued and outstanding                                      4,950                   4,950
  Class B common stock, $.01 par value; 500,000 shares
    authorized, none issued and outstanding                                             -                       -
  Additional paid in capital in excess of par value of common
    stock                                                                       4,304,320               4,304,320
  Cumulative foreign currency translation adjustment                              (93,174)                (55,636)
  Retained deficit                                                             (4,121,247)            (24,110,729)
                                                                            ------------            ------------
Total shareholders' equity (deficit)                                               94,849             (19,857,095)
                                                                             ------------            ------------
Total liabilities and shareholders' equity (deficit)                         $254,637,727            $254,706,998
                                                                             ============            ============
See accompanying notes.

                                                           F-43

                        Industrial Services Group, Inc. and Subsidiaries
                    Unaudited Condensed Consolidated Statements of Operations


                                                                       Three Months Ended
                                                                           March 31,
                                                               -------------------------------------
                                                                     2002                 2001
                                                               -----------------    ----------------
Revenues:
  Product revenues                                             $      37,865,410    $     33,743,400
  Service revenues                                                     6,690,566           7,941,985
                                                               -----------------    ----------------
                                                                      44,555,976          41,685,385


Costs and expenses:
  Cost of product revenues, excluding depreciation                    28,739,832          27,014,293
  Cost of service revenues, excluding depreciation                     4,944,213           5,407,058
  Depreciation and amortization                                        2,970,985           4,144,787
  New product development                                                649,709             595,218
  Selling, general and administrative expenses                         6,079,294           5,852,402
                                                               -----------------    ----------------
                                                                      43,384,033          43,013,758
                                                               -----------------    ----------------
Operating income (loss)                                                1,171,943          (1,328,373)

Interest income                                                           58,336             147,813
Interest expense                                                      (4,895,665)         (5,752,096)
Other income                                                             282,365              33,997
                                                               -----------------    ----------------
Loss before income taxes and extraordinary item                       (3,383,021)         (6,898,659)
Income tax benefit                                                    (1,302,757)         (2,345,551)
                                                               -----------------    ----------------
Loss before extraordinary item                                        (2,080,264)         (4,553,108)
Gain on extinguishment of debt                                        22,557,891                   -
                                                               -----------------    ----------------
Net income (loss)                                                     20,477,627          (4,553,108)
Preferred dividends                                                     (488,145)           (365,743)
                                                               -----------------    ----------------
Net income (loss) attributable to common shareholders          $      19,989,482    $     (4,918,851)
                                                               =================    ================

Basic and diluted loss per share before extraordinary item     $           (4.20)   $          (9.20)
                                                               =================    ================
Basic and diluted net income (loss) per share attributable
  to common shareholders                                       $           40.38    $          (9.94)
                                                               =================    ================
Weighted average number of shares used in calculating
  basic and diluted net income (loss) per share                          495,000             495,000
                                                               =================    ================

See accompanying notes.

                                                F-44

                        Industrial Services Group, Inc. and Subsidiaries
                 Unaudited Consolidated Statement of Comprehensive Income (Loss)


                                                               Three months ended March 31
                                                               2002                 2001
                                                            -----------          -----------
Net income (loss)                                           $20,477,627          $(4,553,108)
Other comprehensive income (loss) net of tax:
   Foreign currency translation adjustment                       37,538              (12,131)
                                                            -----------          -----------
Comprehensive income (loss)                                 $20,515,165          $(4,565,239)
                                                            ===========          ===========

                                          F-45

                        Industrial Services Group, Inc. and Subsidiaries
                    Unaudited Condensed Consolidated Statements of Cash Flows


                                                                                  Three Months Ended
                                                                                       March 31,
                                                                           ---------------------------------
                                                                                2002                2001
                                                                           --------------       ------------
Operating activities
Net income (loss)                                                          $   20,477,627       $ (4,553,108)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
   Depreciation and amortization                                                2,970,985          4,144,787
   Amortization of debt issuance costs                                            266,446            233,663
   Amortization of debt discount                                                  267,522            266,413
   Noncash interest expense                                                       923,152          1,106,019
   Gain on disposal of fixed assets                                                (4,927)            (6,078)
   Gain on extinguishment of debt                                             (22,557,891)                 -
   Deferred income taxes                                                         (458,142)          (380,295)
   Changes in operating assets and liabilities:
     Receivables                                                               (1,065,220)          (745,608)
     Inventory                                                                 (1,437,970)          (976,214)
     Other current and non-current assets                                          25,172             53,980
     Accounts payable and accrued expenses                                      1,685,067          5,571,080
     Other current and non-current liabilities                                  (693,155)          (957,773)
                                                                           --------------       ------------
Net cash provided by operating activities                                         398,666          3,756,866


Investing activities
Purchases of property, plant and equipment                                     (3,058,431)        (2,501,651)
Proceeds on sale of property, plant and equipment                                  37,500             34,782
                                                                           --------------       ------------
Net cash used in investing activities                                          (3,020,931)        (2,466,869)

Financing activities
Cash contributions from shareholders                                            3,000,000                  -
Payments on long-term debt                                                     (3,600,000)                 -
Debt issuance costs incurred                                                      (41,426)                 -
                                                                           --------------       ------------
Net cash used in financing activities                                            (641,426)                 -

Effect of exchange rate changes on cash and
  cash equivalents                                                                (37,538)            12,131
                                                                           --------------       ------------
Net increase (decrease) in cash and cash equivalents                           (3,301,229)         1,302,128
Cash and cash equivalents at beginning of period                               17,724,156          6,986,725
                                                                           --------------       ------------
Cash and cash equivalents at end of period                                 $   14,422,927        $ 8,288,853
                                                                           ==============        ===========

Cash paid for interest                                                     $      971,486        $   370,957
Cash paid (received) for income taxes                                      $       57,995        $  (415,403)

See accompanying notes.

                         Industrial Services Group, Inc.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

Industrial Quality Services, Inc. was formed in September 1997 by Citicorp Venture Capital, Ltd. ("CVC") and certain members of the management team of JTM Industries, Inc ("JTM") to acquire the stock of JTM from Laidlaw Transportation, Inc. Pursuant to the acquisition, Industrial Quality Services acquired the stock of JTM on October 14, 1997 and JTM became a wholly owned subsidiary of Industrial Quality Services. In January, 1998, Industrial Quality Services changed their name to Industrial Services Group, Inc. ("the Company"). In 1998, JTM acquired the stock of Pozzolanic Resources, Inc. ("Pozzolanic"), Power Plant Aggregates of Iowa, Inc. ("PPA"), Michigan Ash Sales Company, d.b.a. U. S. Ash Company, together with two affiliated companies, U.S. Stabilization, Inc. and Flo Fil Company, Inc., (collectively, "U.S. Ash"), and Fly Ash Products, Inc. ("Fly Ash Products") (collectively, the "1998 Acquisitions"). Effective January 1, 1999, JTM, Pozzolanic, PPA, U.S. Ash, Fly Ash Products and their wholly owned subsidiaries merged with and into ISG Resources ("ISG Resources") a newly formed entity (the "Merger"). Pneumatic Trucking, Inc., a wholly owned subsidiary of Michigan Ash Sales Company, was not merged into ISG Resources. Consequently, Pneumatic became a wholly owned subsidiary of the ISG Resources.

In 1999, ISG Resources acquired the stock of Best Masonry & Tool Supply ("Best"), Mineral Specialties, Inc. ("Specialties"), Irvine Fly Ash, Inc. ("Irvine"), Lewis W. Osborne, Inc. ("Osborne"), United Terrazzo Supply Co., Inc. ("Terrazzo"), and Magna Wall, Inc. ("Magna Wall") and sold all of the outstanding stock of Pneumatic.

In 2000, ISG Canada Limited, Inc. ("ISG Canada") was formed and became a wholly-owned foreign subsidiary of ISG Resources, with fly ash operations beginning in the second half of 2000. During 2000, ISG Resources acquired all of the partnership interest of Don's Building Supply L.L.P. ("Don's), acquired the stock of Palestine Concrete Tile Company, Inc. and acquired certain fixed and intangible assets from Hanson Aggregates West, Inc. ("Hanson").

Each of the above acquisitions was accounted for under the purchase method of accounting and, accordingly, the results of operations of each acquired company have been included in the consolidated financial statements since the respective date of acquisition.

These financial statements reflect the consolidated financial position and results of operations of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of the Company, for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results, which may be expected for any other interim period or for the year as a whole.

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted.

The consolidated balance sheet at December 31, 2001 was derived from audited consolidated financial statements, but does not include all disclosures required under generally accepted accounting principles.

2. Description of Business

The Company operates two principal  business  segments:  coal combustion product
(CCP) management and building materials manufacturing and distribution. The CCP division purchases, removes and sells fly ash and other by-products of coal combustion to producers and consumers of building materials and construction related products throughout the United States. The building materials division manufactures and distributes masonry construction materials to residential and commercial contractors primarily in Texas, California, Georgia and Florida.

3. New Product Development Costs

New product development costs consist of scientific research and development and market development expenditures. Expenditures of $579,909 and $516,635 for the three months ended March 31, 2002 and March 31, 2001, respectively, were made for research and development activities covering basic scientific research and application of scientific advances to the development of new and improved products and processes. Expenditures of $69,800 and $78,583 for the three months ended March 31, 2002 and March 31, 2001, respectively, were made for market development activities related to promising new and improved products and processes identified during research and development activities. The Company expenses all new product development costs as they are incurred.

4. Inventories

The Company accounts for inventory balances using the lower of cost or market method on a first-in, first-out basis. Inventories consist of:

                                           March 31,              December 31,
                                              2002                   2001
                                         ------------            ------------
         Raw Materials                  $   1,148,481            $    958,796
         Finished Goods                     8,818,465               7,570,180
                                         ------------            ------------
                                         $  9,966,946            $  8,528,976
                                         ============            ============

5. Goodwill and Other Intangible Assets

Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". In accordance with the guidelines of this accounting principle, goodwill and indefinite lived intangible assets are no longer amortized, but will be assessed for impairment on at least an annual basis.

Pursuant to SFAS No. 142, the Company completed its reassessment of previously recognized intangible assets including evaluation of the remaining useful lives of its intangibles. The Company believes the useful lives of its intangible assets are appropriate.

Provided below is a reconciliation of previously reported financial statement information to adjusted amounts that reflect the elimination of goodwill amortization:

                                                                 March 31,                March 31,
                                                                  2002                     2001
                                                              -------------            -------------
Net loss before extraordinary item:
  As reported                                                 $  (2,080,264)           $  (4,553,108)
  Add back: Goodwill amortization, net of tax                             -                1,013,853
                                                              -------------            -------------
Adjusted loss before extraordinary item                       $  (2,080,264)           $  (3,539,255)
                                                              =============            =============
Adjusted loss per share before extraordinary item             $       (4.20)           $       (7.15)
                                                              =============            =============

Net income (loss):
  As reported                                                 $  20,477,627            $  (4,553,108)
  Add back: Goodwill amortization, net of tax                             -                1,013,853
                                                              -------------            -------------
Adjusted net income (loss)                                       20,477,627               (3,539,255)
Preferred dividends                                                (488,145)                (365,743)
                                                              -------------            -------------
Adjusted net income (loss) attributable to common
  shareholders                                                $  19,989,482            $  (3,904,998)
                                                              =============            =============
Adjusted net income (loss) per share                          $       40.38            $       (7.89)
                                                              =============            =============


The following table as of March 31, 2002, summarizes the gross carrying value and accumulated amortization for each major class of intangible asset based on the Company's reassessment of previously recognized intangible assets and their remaining amortization lives in accordance with the adoption of SFAS No. 142:

                                                                 Accumulated      Amortizable
                                        Gross Carrying Amount    Amortization          Life
                                       ----------------------- --------------- -----------------
Supply contracts                           $100,227,490         $20,679,785    10 to 20 years
Patents                                       2,446,583             574,088       19 years
Licenses                                      1,000,000             475,000       40 months
                                           ------------         -----------
Total amortizable intangible assets        $103,674,073         $21,728,873
                                           ============         ===========

The total intangible amortization expense for these assets for the quarters ended March 31, 2002 and 2001 was $1.4 million and $1.7 million, respectively.

The estimated amortization expense for the next five fiscal years beginning January 1, 2002 is as follows:

     For the year ended December 31, 2002                            $5,497,213
     For the year ended December 31, 2003                             5,497,213
     For the year ended December 31, 2004                             5,197,213
     For the year ended December 31, 2005                             5,197,213
     For the year ended December 31, 2006                             5,197,213

The transitional accounting provisions of SFAS No. 142 require the Company to identify and measure goodwill impairment at each of its reporting units. For purposes of this measurement, the Company identified three reporting units. The Company is in the process of evaluating the impairment, if any, of the goodwill, in these three reporting units. Under the transitional accounting provisions of SFAS No. 142, the Company is required to complete Step 1 (determining and comparing the fair value of the reporting units to the reporting units' carrying value) of the transitional impairment test within six months of adopting SFAS No. 142. If Step 1 of the goodwill impairment test is failed in any of the reporting units, thereby indicating a potential impairment, the Company is required to complete Step 2 of the test for that reporting unit as soon as possible, but no later than the end of 2002. Under Step 2, the Company is required to calculate the implied fair value of goodwill and compare it to the carrying value of goodwill.

6. Long-term Debt

Long-term debt consists of the following:

                                              March 31,           December 31,
                                                2002                  2001
                                            ------------          ------------
10% Senior Subordinated Notes due 2008      $100,000,000         $100,000,000
Secured Credit Facility                       64,043,900           64,643,900
CMP Note                                      13,676,310           13,676,310
Debt Discount                                 (1,698,564)          (1,966,086)
Laidlaw Note                                           -           24,807,465
                                            ------------         ------------
                                            $176,021,646         $201,161,589
                                            ============         ============

At March 31, 2002, $64,043,900 million of the Secured Credit Facility was outstanding, with no amount being unused and available.

On January 11, 2002, an offer to retire the Laidlaw Note for $3 million in cash to be paid on January 30, 2002 was made to American National Insurance Corporation, the current holder of the notes. The offer was accepted by American National and payment was made on the note on January 30, 2002. The note was retired and a gain on extinguishment was recognized during the quarter ended March 31, 2002 in the amount of approximately $22,560,000. The extraordinary gain did not result in additional tax expense for the quarter because the gain was treated as a reduction of the original purchase price of JTM for tax purposes, which has created a permanent tax difference. As a result of the different treatment of the gain for book and tax purposes, the extraordinary gain was not stated net of tax effect on the accompanying statement of operations.

7. Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires alternative accounting treatment of assets which are in the process of retirement. The Company was required to adopt SFAS No. 143 effective January 1, 2002. As expected, there was no significant effect on results of operations or financial position.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations and Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion). The Company was required to adopt SFAS No. 144 effective January 1, 2002. The Company currently has no indicators of impairment of any of its long-lived assets. As such, adoption of this statement had no impact on the Company's financial statements.

8. Reportable Segments

As discussed in note 2, the Company operates in two reportable segments: the CCP division and the manufacturing products division. The CCP division consists primarily of three operating regions that manage and market CCPs in North America. The manufacturing products division consists of six legal entities:
Best, Osborne, Terrazzo, Magna Wall, Palestine, and Don's. The Company's two reportable segments are managed separately based on fundamental differences in their operations.

The Company evaluates financial performance based on earnings from operations before interest expense, income taxes, depreciation, and amortization (EBITDA). The Company derives a majority of its revenues from CCP sales and the chief operating decision makers rely on EBITDA to assess the performance of the segments and make decisions about resources to be allocated to the segments. Accordingly, EBITDA is included in the information reported below. Certain expenses are maintained at the Company's corporate headquarters and are not allocated to the segments. Such expenses primarily include interest expense, corporate overhead costs, and certain non-recurring gains and losses. Inter-segment sales are generally accounted for at cost and are eliminated in consolidation.

Amounts included in the "Other" column include financial information for the Company's corporate, R&D and other administrative business units.

In adopting SFAS No. 142, the Company reevaluated the allocation of certain intangible assets to the segments. Information for the three months ended March 31, 2001 has been restated to conform to this revised presentation.

Information about reportable segments, and reconciliation of such information to the consolidated totals as of and for the three months ended March 31, 2002 and March 31, 2001, is as follows:

                                                    Manufacturing                         Consolidated
                                     CCP               Products             Other              Total
                                ------------------ ----------------- ------------------ -------------------
Three months ended 3/31/02:
Revenue                           $  33,015,134        $11,471,686       $     69,156      $  44,555,976

EBITDA                                5,933,595          1,152,543         (2,602,509)         4,483,629
Depreciation and
   Amortization                       2,712,053            185,800             73,132          2,970,985
Goodwill                             44,832,605         29,015,548                  -         73,848,153
Total Assets                        184,363,598         48,260,959         22,013,170        254,637,727
Expenditures for PP&E                 2,761,632            126,248            170,551          3,058,431

Three months ended 3/31/01:
Revenue                           $  30,015,729        $11,606,355       $     63,301      $  41,685,385
EBITDA                                4,734,279            976,288         (2,712,343)         2,998,224
Depreciation and
   Amortization                       3,468,665            613,925             62,196          4,144,787
Goodwill                             46,626,175         30,263,536                  -         76,889,711
Total Assets                        189,989,829         47,400,620         18,378,397        255,768,846
Expenditures for PP&E                 2,101,980            324,211             75,460          2,501,651

9. Condensed Consolidating Financial Information

ISG Resources' debt facilities are guaranteed by its domestic subsidiaries only. ISG Canada was formed in 2000 and had minimal operations in comparison to consolidated results. Because ISG Canada's operations increased during 2001, it is no longer considered a "minor" subsidiary as defined under Regulation S-X Rule 3-10. As such, the Company is required to disclose condensed consolidating financial information in its periodic reports. ISG Resources and its subsidiaries do not guarantee any of the debt of Industrial Services Group, Inc. nor are any of their assets or stock pledged as collateral for such debt.

The condensed consolidating balance sheet as of March 31, 2002 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Assets
Current assets:
Cash and cash equivalents             $ 14,422,927    $          -     $          -     $ 13,540,881     $   724,837     $  157,209
Accounts receivable                     27,318,676               -                -       20,439,142       6,776,577        102,957
Inventories                              9,966,946               -                -        4,684,274       4,960,534        322,138
Other current assets                     3,854,018               -        1,202,848        2,525,083         123,922          2,165
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current assets                    55,562,567               -        1,202,848       41,189,380      12,585,870        584,469

Property, plant and equipment           39,557,771               -                -       32,085,385       6,659,541        812,845

Investment in ISG Resources                      -     (23,168,903)      23,168,903                -               -              -
Intangible assets, net                  81,945,200               -                -       81,945,200               -              -
Goodwill                                73,848,153               -                -       44,832,605      29,015,548              -
Debt issuance costs                      3,630,330               -          155,125        3,475,205               -              -
Investment in subsidiaries                       -     (46,519,157)               -       46,519,157               -              -
Other assets                                93,706               -                -           93,706               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total assets                          $254,637,727    $(69,688,060)    $ 24,526,876     $250,140,638     $48,260,959     $1,397,314
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-53

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Liabilities and shareholders'
  equity
Current liabilities:
Accounts payable                      $ 15,314,158    $          -     $          -     $ 12,487,532     $ 2,826,626     $        -
Accrued expenses                         9,101,377               -        1,362,313        7,656,787          80,739          1,538
Other current liabilities                2,020,559               -                -        1,356,978         656,512          7,069
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current liabilities               26,436,094               -        1,362,313       21,501,297       3,563,877          8,607

Long-term debt                         176,021,646               -       11,977,746      164,043,900               -              -
Deferred tax liabilities                35,268,499               -                -       35,268,499               -              -
Payable to Parent                                -               -       (4,796,444)       4,796,444               -              -
Intercompany account payable                     -          36,509                -          921,117      (2,070,887)     1,113,261
Other liabilities                          928,227               -                -          347,304         580,923              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
    Total liabilities                  238,654,466          36,509        8,543,615      226,878,561       2,073,913      1,121,868

Series A redeemable preferred stock      7,948,781               -        7,948,781                -               -              -
Series B redeemable preferred stock      7,939,631               -        7,939,631                -               -              -

Shareholders' equity:
Common stock                                 4,950     (34,773,546)           4,950       34,745,050          28,496              -
Cumulative translation adjustment          (93,174)         16,765          (93,174)               -               -        (16,765)
Additional paid in capital               4,304,320     (41,049,814)       4,304,320                -      40,552,264        497,550
Retained (deficit) earnings             (4,121,247)      6,082,026       (4,121,247)     (11,482,973)      5,606,286       (205,339)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total shareholders' equity                  94,849     (69,724,569)          94,849       23,262,077      46,187,046        275,446
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total liabilities and
  shareholders' equity                $254,637,727    $(69,688,060)     $24,526,876     $250,140,638     $48,260,959     $1,397,314
                                      ============    ============      ===========     ============     ===========     ==========

                                                                  F-54

The condensed consolidating balance sheet as of December 31, 2001 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Assets
Current assets:
Cash and cash equivalents             $ 17,724,156    $          -     $          -     $ 17,002,493     $   477,075     $  244,588
Accounts receivable                     26,253,456               -                -       20,182,923       5,875,011        195,522
Inventories                              8,528,976               -                -        3,923,243       4,544,632         61,101
Other current assets                     2,955,103         (10,872)         731,106        2,095,752         139,117              -
                                      ------------    ------------     ------------     ------------     -----------     ----------

Total current assets                    55,461,691         (10,872)         731,106       43,204,411      11,035,835        501,211

Property, plant and equipment           38,118,552               -                -       30,533,497       6,745,493        839,562

Investment in ISG Resources                      -     (24,555,023)      24,555,023                -               -              -
Intangible assets, net                 157,177,699               -                -      128,162,151      29,015,548              -
Debt issuance costs                      3,855,350               -          167,875        3,687,475               -              -
Investment in subsidiaries                       -     (45,476,666)               -       45,476,666               -              -
Other assets                                93,706               -                -           93,706               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total assets                          $254,706,998    $(70,042,561)    $ 25,454,004     $251,157,906     $46,796,876     $1,340,773
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-55

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Liabilities and shareholders'
  equity (deficit)
Current liabilities:
Accounts payable                      $ 14,287,253    $          -     $          -     $ 12,411,354     $ 1,875,899     $        -
Accrued expenses                         8,270,489               -        1,189,587        6,875,103         205,799              -
Other current liabilities                1,951,850         (10,872)               -        1,427,299         505,484         29,939
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total current liabilities               24,509,592         (10,872)       1,189,587       20,713,756       2,587,182         29,939

Long-term debt                         201,161,589               -       36,517,689      164,643,900               -              -
Deferred tax liabilities                35,726,641               -                -       35,726,641               -              -
Payable to Parent                                -               -       (4,796,444)       4,796,444               -              -
Intercompany account payable                     -          23,201                -           27,888      (1,120,636)     1,069,547
Other liabilities                          766,004               -                -          638,618         127,386              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
     Total liabilities                 262,163,826          12,329       32,910,832      226,547,247       1,593,932      1,099,486

Series A redeemable preferred stock      6,204,559               -        6,204,559                -               -              -
Series B redeemable preferred stock      6,195,708               -        6,195,708                -               -              -

Shareholders' equity (deficit):
Common stock                                 4,950     (34,773,546)           4,950       34,745,050          28,496              -
Cumulative translation adjustment          (55,636)         16,807          (55,636)               -               -        (16,807)
Additional paid in capital               4,304,320     (40,960,169)       4,304,320                -      40,533,259        426,910
Retained (deficit) earnings            (24,110,729)      5,662,018      (24,110,729)     (10,134,391)      4,641,189       (168,816)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total shareholders' equity (deficit)   (19,857,095)    (70,054,890)     (19,857,095)      24,610,659      45,202,944        241,287
                                      ------------    ------------     ------------     ------------     -----------     ----------
Total liabilities and shareholders'
  equity (deficit)                    $254,706,998    $(70,042,561)    $ 25,454,004     $251,157,906     $46,796,876     $1,340,773
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-56

The condensed consolidating statement of operations for the quarter ended March
31, 2002 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Revenues                              $ 44,555,976    $          -     $          -     $ 32,977,756     $11,471,686     $  106,534
Costs and expenses:
Cost of products and services,
  excluding depreciation                33,684,045               -                -       24,593,636       8,984,971        105,438
Depreciation and amortization            2,970,985               -                -        2,760,486         185,800         24,699
Selling, general and
  administrative expenses                6,079,294               -                -        4,691,434       1,382,094          5,766
New product development                    649,709               -                -          649,709               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
                                        43,384,033               -                -       32,695,265      10,552,865        135,903
                                      ------------    ------------     ------------     ------------     -----------     ----------
Operating income (loss)                  1,171,943               -                -          282,491         918,821        (29,369)

Equity interest in subsidiary income             -         420,467       (1,348,582)         928,115               -              -
Interest expense                        (4,895,665)              -       (1,203,424)      (3,682,982)         (1,646)        (7,613)
Other income, net                          340,701               -                -          292,779          47,922
                                      ------------    ------------     ------------     ------------     -----------     ----------
Income (loss) before income taxes
  and extraordinary item                (3,383,021)        420,467       (2,552,006)      (2,179,597)        965,097        (36,982)
Income tax benefit                      (1,302,757)              -         (471,742)        (831,015)              -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Income (loss) before extraordinary
  item                                  (2,080,264)        420,467       (2,080,264)      (1,348,582)        965,097        (36,982)
Gain on extinguishment of debt          22,557,891               -       22,557,891                -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss)                       20,477,627         420,467       20,477,627       (1,348,582)        965,097        (36,982)
Preferred dividends                       (488,145)              -         (488,145)               -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income attributable to
  common shareholders                 $ 19,989,482    $    420,467     $ 19,989,482     $ (1,348,582)    $   965,097     $  (36,982)
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-57

The condensed consolidating statement of operations for the quarter ended March
31, 2001 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Revenues                              $ 41,685,385    $    (88,809)    $          -     $ 29,974,419     $11,606,355     $  193,420
Costs and expenses:
Cost of products and services
  sold, excluding depreciation          32,421,351               -                -       22,990,252       9,252,547        178,552
Depreciation and amortization            4,144,787               -                -        3,514,777         613,925         16,085
Selling, general, and
  administrative expenses                5,852,402               -                -        4,457,152       1,386,473          8,777
New product development                    595,218               -                -          595,218               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
                                        43,013,758               -                -       31,557,399      11,252,945        203,414
                                      ------------    ------------     ------------     ------------     -----------     ----------
Operating income (loss)                 (1,328,373)        (88,809)               -       (1,582,980)        353,410         (9,994)

Equity interest in subsidiary
  income                                         -       3,355,909       (3,710,917)         355,008               -              -
Interest expense                        (5,752,096)              -       (1,385,182)      (4,366,914)              -              -
Other income, net                          181,810          88,809                -           81,409          11,592              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Income (loss) before income tax         (6,898,659)      3,355,909       (5,096,099)      (5,513,477)        365,002         (9,994)
Income tax benefit                      (2,345,551)              -         (542,991)      (1,802,560)              -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss)                       (4,553,108)      3,355,909       (4,553,108)      (3,710,917)        365,002         (9,994)
Preferred dividends                       (365,743)              -         (365,743)               -               -              -
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net income (loss) attributable
  to common shareholders              $ (4,918,851)   $  3,355,909     $ (4,918,851)    $ (3,710,917)    $   365,002     $   (9,994)
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-58

The condensed consolidating statement of cash flow information for the quarter ended March 31, 2002 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Net cash provided by (used in)
  operating activities                $    398,666    $     72,027     $          -     $    252,177     $   278,715     $ (204,253)

Net cash provided by (used in)
  investing activities                  (3,020,931)        (34,448)               -       (3,072,363)        (30,953)       116,833

Net cash used in financing
  activities                              (641,426)              -                -         (641,426)              -              -

Effect of exchange rate changes
  on cash and cash equivalents             (37,538)        (37,579)               -                -               -             41
                                      ------------    ------------     ------------     ------------     -----------     ----------

Net increase (decrease) in cash
  and cash equivalents                  (3,301,229)              -                -       (3,461,612)        247,762        (87,379)

Cash and cash equivalents at
  beginning of period                   17,724,156               -                -       17,002,493         477,075        244,588
                                      ------------    ------------     ------------     ------------     -----------     ----------
Cash and cash equivalents at
  end of period                       $ 14,422,927    $          -     $          -     $ 13,540,881     $   724,837     $  157,209
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-59

The condensed consolidating statement of cash flow information for the quarter ended March 31, 2001 is as follows:

                                                                           ISG               ISG         Manufactured       ISG
                                      Consolidated     Eliminations        Inc.           Resources        Products        Canada
                                      ------------     -----------     ------------     ------------     -----------     ----------
Net cash provided by (used in)
  operating activities                $  3,756,866    $    (84,394)    $          -     $  3,708,395     $   242,577     $ (109,712)

Net cash provided by (used in)
  investing activities                  (2,466,869)         69,242                -       (2,315,856)       (527,205)       306,950

Effect of exchange rate changes
  on cash and cash equivalents              12,131          15,152                -                -                         (3,021)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Net increase (decrease) in cash
  and cash equivalents                   1,302,128               -                -        1,392,539        (284,628)       194,217

Cash and cash equivalents at
  beginning of period                    6,986,725               -                -        5,954,992       1,054,079        (22,346)
                                      ------------    ------------     ------------     ------------     -----------     ----------
Cash and cash equivalents at
  end of period                       $  8,288,853    $          -     $          -     $  7,347,531     $   769,451     $  171,871
                                      ============    ============     ============     ============     ===========     ==========

                                                                   F-60

                             HEADWATERS INCORPORATED
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                     (dollar and share amounts in thousands)

On July 15, 2002, Headwaters signed a definitive agreement to acquire 100% of the stock of Industrial Services Group, Inc. ("ISG"). ISG is headquartered in Salt Lake City and is engaged primarily in the management of long-term contracts for coal combustion products and the distribution of related building materials and construction products throughout the United States through its wholly-owned subsidiary, ISG Resources, Inc. Total consideration at closing is currently estimated to be approximately $246,000 consisting of cash of approximately $31,000, the issuance of 2,000 shares of Headwaters common stock with an assumed value of $30,000, cash requirements of approximately $181,000 to retire ISG debt, and direct costs to be incurred by Headwaters to consummate the acquisition of approximately $4,000. In order to obtain the cash necessary to acquire ISG, including the retirement of the ISG debt, the pro forma financial information assumes Headwaters will issue $220,000 of new debt consisting of a loan with an assumed five-year term and a floating interest rate. Headwaters expects to incur approximately $7,000 of debt issuance costs to place the new debt, which is assumed to have an effective interest rate of 7.0%.

The value of Headwaters' 2,000 shares of common stock to be issued will be determined using the average market price of Headwaters' stock over a five-day period, consisting of the day the terms of acquisition are agreed to and two days prior to and two days subsequent to that day. For purposes of the pro forma information, a price of $15.00 per share was used, which is an estimate of what that amount could be.

The ISG acquisition will be accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed will be recorded at their estimated fair values as of the actual acquisition date. For purposes of the accompanying pro forma information, approximately $109,000 of the assumed purchase price was allocated to identifiable intangible assets consisting primarily of contracts with an estimated combined useful life of 20 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets will be allocated to goodwill. Because the acquisition has not yet been consummated, the actual consideration to be paid can not yet be determined. Additionally, the actual allocation of the amount of such consideration will likely differ from that reflected in these unaudited pro forma condensed combined financial statements after final valuations and other procedures have been completed.

The following pro forma combined balance sheet gives effect to the acquisition of ISG as if it had been completed as of March 31, 2002 and combines the historical March 31, 2002 balance sheets for both Headwaters and ISG. The pro forma combined statements of operations for the year ended September 30, 2001 and the six months ended March 31, 2002 give effect to the acquisition as if it had occurred on October 1, 2000. The pro forma combined statement of operations for the year ended September 30, 2001 combines Headwaters' historical results for the year ended September 30, 2001 with ISG's historical results for the year ended December 31, 2001. The pro forma combined statement of operations for the six months ended March 31, 2002 combines both Headwaters' and ISG's historical results for that six-month period. Accordingly, ISG's historical results for the three-month period from October 1, 2001 to December 31, 2001 are included in both the pro forma combined statement of operations for the year ended September 30, 2001 and the pro forma combined statement of operations for the six months ended March 31, 2002.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K. The pro forma information should be read in conjunction with the accompanying notes thereto.

                                                  HEADWATERS INCORPORATED
                                    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                    as of March 31, 2002

                                                                           Historical
                                                                 -------------------------------   Pro Forma           Pro Forma
(thousands of dollars)                                             Headwaters         ISG         Adjustments           Combined
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
      Cash and cash equivalents                                       $   5,099       $  14,423       $ (215,637) A
                                                                                                         220,000  B
                                                                                                          (7,000) C       $  16,885
      Short-term investments                                             13,113                                              13,113
      Trade receivables, net                                             17,525          26,445                              43,970
      Inventories                                                           600           9,967                              10,567
      Other current assets                                                1,608           4,728                               6,336
                                                                      ---------       ---------       ----------          ---------
           Total current assets                                          37,945          55,563           (2,637)            90,871
                                                                      ---------       ---------       ----------          ---------

Property, plant and equipment, net of accumulated depreciation            2,787          39,558                              42,345

Other assets:
      Notes and accrued interest receivable                               5,588                                               5,588
      Deferred income taxes                                               4,036                           (4,036) D               -
      Intangible assets, net of accumulated amortization                 10,345          81,945           27,055  E         119,345
      Goodwill                                                            1,016          73,848          (73,848) F
                                                                                                         106,592  G         107,608
      Other assets                                                        3,290           3,724            7,000  C
                                                                                                          (3,630) H
                                                                                                            (407) I           9,977
                                                                      ---------       ---------       ----------          ---------
           Total other assets                                            24,275         159,517           58,726            242,518
                                                                      ---------       ---------       ----------          ---------

           Total assets                                               $  65,007       $ 254,638       $   56,089          $ 375,734
                                                                      =========       =========       ==========          =========

                                                             (continued)

                                                        See accompanying notes.

                                                                  F-62

                                                     HEADWATERS INCORPORATED
                                 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, continued
                                                      as of March 31, 2002


                                                                           Historical
                                                                 -------------------------------   Pro Forma           Pro Forma
(thousands of dollars)                                             Headwaters         ISG         Adjustments           Combined
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                $   3,149       $  15,314                           $  18,463
      Accrued personnel costs                                             2,575           1,902                               4,477
      Other accrued liabilities                                           6,562           9,220                              15,782
      Unamortized portion of non-refundable license fees                  1,179                                               1,179
      Short-term borrowings                                                  90                                                  90
                                                                      ---------       ---------       ----------          ---------
           Total current liabilities                                     13,555          26,436                              39,991
                                                                      ---------       ---------       ----------          ---------

Long-term liabilities:
      Long-term debt                                                        107         176,021       $ (176,021) J
                                                                                                         220,000  B         220,107
      Deferred income taxes                                                              35,269           (4,036) D
                                                                                                           2,130  K          33,363
      Other long-term liabilities                                           117             928                               1,045
      Unamortized portion of non-refundable license fees                  6,001                                               6,001
                                                                      ---------       ---------       ----------          ---------
           Total long-term liabilities                                    6,225         212,218           42,073            260,516
                                                                      ---------       ---------       ----------          ---------
           Total liabilities                                             19,780         238,654           42,073            300,507
                                                                      ---------       ---------       ----------          ---------

      Redeemable preferred stock                                                         15,889          (15,889) L               -

Stockholders' equity:
      Common stock                                                           25               5                2  M
                                                                                                              (5) N              27
      Capital in excess of par value                                     87,158           4,304           29,998  M
                                                                                                          (4,304) N         117,156
      Accumulated deficit                                               (38,518)         (4,121)           4,121  O         (38,518)
      Other, primarily treasury stock                                    (3,438)            (93)              93  P          (3,438)
                                                                      ---------       ---------       ----------          ---------
           Total stockholders' equity                                    45,227              95           29,905             75,227
                                                                      ---------       ---------       ----------          ---------

           Total liabilities and stockholders' equity                 $  65,007       $ 254,638       $   56,089          $ 375,734
                                                                      =========       =========       ==========          =========

                                                            See accompanying notes.

                                                                     F-63

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                              For the year ended September 30, 2001

                                                                            Historical
                                                              --------------------------------------    Pro Forma         Pro Forma
(thousands of dollars and shares, except per share amounts)     Headwaters               ISG           Adjustments        Combined
------------------------------------------------------------------------------------------------------------------------------------
                                                               (Year ended           (Year ended
                                                            September 30, 2001)   December 31, 2001)
Revenue:
      License fees                                             $  20,765                                                $   20,765
      Product sales                                               22,407             $ 184,161                             206,568
      Service revenues                                               990                32,070                              33,060
      Other                                                        1,302                                                     1,302
                                                               ---------             ---------         --------         ----------
           Total revenue                                          45,464               216,231                             261,695
                                                               ---------             ---------         --------         ----------
Operating costs and expenses:
      Cost of products sold, excluding depreciation               14,524               135,810                             150,334
      Cost of services sold and other operating costs,
        excluding depreciation                                     2,858                22,417                              25,275
      Depreciation and amortization                                  261                15,810         $    266  Q
                                                                                                         (4,041) R          12,296
      Selling, general and administrative                          5,790                25,019                              30,809
      Research and development                                     2,400                 2,308                               4,708
                                                               ---------             ---------         --------         ----------
           Total operating costs and expenses                     25,833               201,364           (3,775)           223,422
                                                               ---------             ---------         --------         ----------
Operating income                                                  19,631                14,867            3,775             38,273
                                                               ---------             ---------         --------         ----------

Other income (expense):
      Interest and net investment income                             726                   455                               1,181
      Interest expense                                              (224)              (22,948)          22,232  S
                                                                                                        (15,400) T         (16,340)
      Losses on notes receivable and equity investments           (6,265)                                                   (6,265)
      Other, net                                                     600                    21                                 621
                                                               ---------             ---------         --------         ----------
           Total other expense, net                               (5,163)              (22,472)           6,832            (20,803)
                                                               ---------             ---------         --------         ----------
Income (loss) before income taxes                                 14,468                (7,605)          10,607             17,470
      Income tax (provision) benefit                               7,049                 1,428           (2,626) U           5,851
                                                               ---------             ---------         --------         ----------
Net income (loss)                                              $  21,517             $  (6,177)        $  7,980         $   23,320
                                                               =========             =========         ========         ==========

Basic net income per common share                              $    0.94                                                $     0.94
                                                               =========                                                ==========
Diluted net income per common share                            $    0.87                                                $     0.88
                                                               =========                                                ==========

Weighted-average shares outstanding:
      Basic                                                       22,787                                  2,000  V          24,787
                                                               =========                               ========         ==========
      Diluted                                                     24,637                                  2,000  V          26,637
                                                               =========                               ========         ==========

                                                           See accompanying notes.

                                                                    F-64

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                             For the six months ended March 31, 2002

                                                                            Historical
                                                              --------------------------------------    Pro Forma         Pro Forma
(thousands of dollars and shares, except per share amounts)     Headwaters               ISG           Adjustments        Combined
------------------------------------------------------------------------------------------------------------------------------------
Revenue:
      License fees                                             $  12,441                                                  $  12,441
      Product sales                                               27,287            $   81,641                              108,928
      Service revenues                                             3,199                14,136                               17,335
      Other                                                          751                                                        751
                                                               ---------            ----------        ---------           ---------
           Total revenue                                          43,678                95,777                              139,455
                                                               ---------            ----------        ---------           ---------
Operating costs and expenses:
      Cost of products sold, excluding depreciation               18,869                59,861                               78,730
      Cost of services sold and other operating costs,
        excluding depreciation                                     4,659                10,417                               15,076
      Depreciation and amortization                                  549                 6,890        $     133   Q
                                                                                                         (1,002)  R           6,570
      Selling, general and administrative                          3,786                13,036                               16,822
      Research and development                                     1,198                 1,303                                2,501
                                                               ---------            ----------        ---------           ---------
           Total operating costs and expenses                     29,061                91,507             (869)            119,699
                                                               ---------            ----------        ---------           ---------
Operating income                                                  14,617                 4,270              869              19,756
                                                               ---------            ----------        ---------           ---------

Other income (expense):
      Interest and net investment income                               2                   161                                  163
      Interest expense                                               (56)              (10,691)          10,603   S
                                                                                                         (7,700)  T          (7,844)
      Other, net                                                   2,093                   154                                2,247
                                                               ---------            ----------        ---------           ---------
           Total other income (expense), net                       2,039               (10,376)           2,903              (5,434)
                                                               ---------            ----------        ---------           ---------
Income (loss) before income taxes and extraordinary item          16,656                (6,106)           3,772              14,322
      Income tax (provision) benefit                              (6,470)                1,818           (1,108)  U          (5,760)
                                                               ---------            ----------        ---------           ---------
Net income (loss) before extraordinary item                    $  10,186            $   (4,288)       $   2,664           $   8,562
                                                               =========            ==========        =========           =========

Basic net income per common share                              $    0.43                                                  $    0.33
                                                               =========                                                  =========
Diluted net income per common share                            $    0.40                                                  $    0.31
                                                               =========                                                  =========

Weighted-average shares outstanding:
      Basic                                                       23,758                                  2,000   V          25,758
                                                               =========                              =========           =========
      Diluted                                                     25,334                                  2,000   V          27,334
                                                               =========                              =========           =========

                                                       See accompanying notes.

                                                                 F-65

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
        (dollar and share amounts in thousands, except per share amounts)


1.   Basis of Presentation

The pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.   Probable Acquisition of Industrial Services Group, Inc.

On July 15, 2002, Headwaters signed a definitive agreement to acquire 100% of the stock of Industrial Services Group, Inc. ("ISG"). ISG is headquartered in Salt Lake City and is engaged primarily in the management of long-term contracts for coal combustion products and the distribution of related building materials and construction products throughout the United States through its wholly-owned subsidiary, ISG Resources, Inc. Total consideration at closing is currently estimated to be approximately $246,000 consisting of cash of approximately $31,000, the issuance of 2,000 shares of Headwaters common stock with an assumed value of $30,000, cash requirements of approximately $181,000 to retire ISG debt, and direct costs to be incurred by Headwaters to consummate the acquisition of approximately $4,000. In order to obtain the cash necessary to acquire ISG, including the retirement of the ISG debt, the pro forma financial information assumes Headwaters will issue $220,000 of new debt consisting of a loan with an assumed five-year term and a floating interest rate. Headwaters expects to incur approximately $7,000 of debt issuance costs to place the new debt, which is assumed to have an effective interest rate of 7.0%. The following table sets forth the estimated consideration to be exchanged at closing to acquire ISG:

Estimated consideration at closing:
    Fair value of Headwaters stock (2,000 shares
      at $15.00 per share)                                          $ 30,000
    Cash paid to ISG stockholders                                     31,000
    Cash paid to retire ISG debt                                     181,044
    Estimated direct costs                                             4,000
                                                                    --------
              Total                                                 $246,044
                                                                    ========

The value of Headwaters' 2,000 shares of common stock to be issued will be determined using the average market price of Headwaters' stock over a five-day period, consisting of the day the terms of acquisition are agreed to and two days prior to and two days subsequent to that day. For purposes of the pro forma information, a price of $15.00 per share was used, which is an estimate of what that amount could be.

The following table sets forth a preliminary allocation of the total assumed estimated consideration to the tangible and intangible assets to be acquired and liabilities to be assumed:

Purchase price allocation:
     Tangible assets acquired, net of liabilities assumed           $ 67,851
     Intangible assets acquired:
         Contracts                                                   106,000
         Patents                                                       3,000
         Goodwill                                                    106,592
     Deferred income taxes, primarily related to intangible assets   (37,399)
                                                                    --------
        Total estimated consideration at closing                    $246,044
                                                                    ========

The ISG acquisition will be accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed will be recorded at their estimated fair values as of the actual acquisition date. For purposes of the accompanying pro forma information, approximately $109,000 of the assumed purchase price was allocated to identifiable intangible assets consisting primarily of contracts with an estimated combined average useful life of 20 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets will be allocated to goodwill. Because the acquisition has not yet been consummated, the actual consideration to be paid can not yet be determined. Additionally, the actual allocation of the amount of such consideration will likely differ from that reflected in these unaudited pro forma condensed combined financial statements after final valuations and other procedures have been completed.

Due to the provisions of Statement of Financial Accounting Standards No.142, "Goodwill and Other Intangible Assets," which require that amortization of goodwill be discontinued, amortization of the new goodwill has not been reflected in the pro forma information for any period presented. Also, the goodwill amortization recorded in ISG's results of operations has been eliminated. Accordingly, there is no goodwill amortization reflected in the pro forma information for any period presented.

3. Pro Forma Financial Statements and Adjustments

The following pro forma combined balance sheet gives effect to the acquisition of ISG as if it had been completed as of March 31, 2002 and combines the historical March 31, 2002 balance sheets for both Headwaters and ISG. The pro forma combined statements of operations for the year ended September 30, 2001 and the six months ended March 31, 2002 give effect to the acquisition as if it had occurred on October 1, 2000. The pro forma combined statement of operations for the year ended September 30, 2001 combines Headwaters' historical results for the year ended September 30, 2001 with ISG's historical results for the year ended December 31, 2001. The pro forma combined statement of operations for the six months ended March 31, 2002 combines both Headwaters' and ISG's historical results for that six-month period. Accordingly, ISG's historical results for the three-month period from October 1, 2001 to December 31, 2001 are included in both the pro forma combined statement of operations for the year ended September 30, 2001 and the pro forma combined statement of operations for the six months ended March 31, 2002. ISG revenues and net loss for the three-month period ended December 31, 2001 which were included in both of these periods were $51,221 and $2,208, respectively.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

The pro forma condensed combined financial statements give effect to the following pro forma adjustments:

         A Cash component of purchase price to be paid at closing, including transaction costs, ($34,593) plus cash to be paid to retire ISG's long-term debt, including applicable premiums ($181,044).

         B        New issuance of long-term debt by Headwaters.

         C Estimate of debt issuance costs related to new issuance of long-term debt by Headwaters.

         D Reclassification of Headwaters' non-current deferred tax asset against ISG's larger non-current deferred tax liability in order to reflect a single non-current deferred tax balance.

         E Adjustment to increase identifiable intangible assets of ISG to estimated fair value at acquisition date.

         F        Elimination of ISG's historical goodwill.

         G Adjustment to record new goodwill, based on assumed fair values of ISG assets to be acquired and liabilities to be assumed.

         H Elimination of ISG's debt issuance costs related to debt to be retired as of acquisition date.

         I Reclassification of direct costs incurred by Headwaters related to acquisition of ISG.

         J Elimination of ISG's long-term debt which will be assumed and retired by Headwaters at acquisition date.

         K Adjustment to record additional deferred income taxes on increased value of identifiable intangible assets of ISG.

         L Elimination of ISG's redeemable preferred stock, which will be redeemed as part of the acquisition.

         M        Headwaters common stock to be issued at closing.

         N        Elimination of ISG's capital accounts.

         O        Elimination of ISG's accumulated deficit.

         P        Elimination of ISG's other equity.

         Q Amortization on increase in recorded value of ISG's identifiable intangible assets, calculated using the straight-line method and a 20-year life.

         R Elimination of ISG's historical non-deductible goodwill amortization. There is no amortization of the assumed goodwill, due to the implementation requirements of SFAS 142.

         S Elimination of ISG's interest on long-term debt to be retired by Headwaters at closing and on additional ISG debt that was extinguished in January 2002.

         T Adjustment to record interest on new $220,000 long-term debt issuance by Headwaters, calculated using an assumed 7.0% effective interest rate, which includes the amortization of estimated debt issuance costs of $7,000. The effect of a 1/8% change in the interest rate would be $275 per year.

         U Income tax effect of P&L-related pro forma adjustments, calculated using a combined effective federal and state income tax rate of approximately 40%.

         V The pro forma combined net income per share amounts are based on (i) Headwaters' historical weighted-average number of common shares outstanding, plus (ii) the shares to be issued at the acquisition date (2,000).